UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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☐ Soliciting Material Pursuant to §240.14a-12

CytRx Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CytRx Corporation

11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049

May 17, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of CytRx Corporation. The meeting will be held at the Hotel Bel Air, 701 Stone Canyon Road, Los Angeles, California at 10:00 A.M., local time, on Thursday, July 11, 2013.

The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the Annual Meeting. At the Annual Meeting, I will also report on CytRx’s current operations and will be available to respond to appropriate questions from stockholders.

We sincerely hope you will be able to attend the Annual Meeting. Whether or not you plan to attend, however, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. Therefore, please take the time to vote your shares by completing and mailing the enclosed proxy card to us.

Thank you for your continued support.

Sincerely,

/s/ STEVEN A. KRIEGSMAN

Steven A. Kriegsman
President and Chief Executive Officer

CytRx Corporation

11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on July 11, 2013

Notice is hereby given to the holders of common stock, $.001 par value per share, of CytRx Corporation that the Annual Meeting of Stockholders will be held on Thursday, July 11, 2013 at the Hotel Bel Air, 701 Stone Canyon Road, Los Angeles, California at 10:00 A.M., local time, for the following purposes:

(1)	The election of two directors to serve until the 2016 Annual Meeting of Stockholders;

(2)
The approval of separate amendments to our 2008 Stock Incentive Plan to (x) fix at 10,000,000 shares the aggregate number of shares of our common stock subject to the 2008 and (y) increase the limitation on awards of stock options during any twelve-month period to any one participant, which we refer to as the “Section 162(m) limitation,” from 500,000 to 1,000,000 shares;

(3)	The advisory approval of the compensation of our named executive officers as disclosed in this proxy statement;

(4)	The ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

(5)	The transaction of such other business as may properly come before the Annual Meeting and at any postponement or adjournment thereof.

Only those stockholders of record at the close of business on May 17, 2013 are entitled to notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

By Order of the board of directors,

/s/ BENJAMIN S. LEVIN

Benjamin S. Levin
Corporate Secretary

May 17, 2013

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE (OR USE TELEPHONE OR INTERNET VOTING PROCEDURES, IF AVAILABLE THROUGH YOUR BROKER). IF YOU ATTEND THE ANNUAL MEETING AND WISH TO DO SO, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

CytRx Corporation

11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049

To Be Held July 11, 2013

PROXY STATEMENT

This Proxy Statement is furnished to holders of common stock, $.001 par value per share, of CytRx Corporation, a Delaware corporation (“we,” “us,” “our,” “CytRx” or the “company”) in connection with the solicitation of proxies by our board of directors for use at our 2013 Annual Meeting of Stockholders to be held at the Hotel Bel Air, 701 Stone Canyon Road, Los Angeles, California at 10:00 A.M., local time, on Thursday, July 11, 2013, and at any postponement or adjournment thereof.

This Proxy Statement and the accompanying proxy card are first being mailed to our stockholders on or about May 20, 2013.

Our board of directors is asking you to vote your shares by completing, signing and returning the proxy card. If you attend the Annual Meeting in person, you may vote at the Annual Meeting even if you have previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Steven A. Kriegsman, our President and Chief Executive Officer, and Benjamin S. Levin, our General Counsel, Vice President - Legal Affairs and Corporate Secretary, as proxies for the Annual Meeting. By completing, signing and returning the accompanying proxy card, you are authorizing Messrs. Kriegsman and Levin to vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card before the Annual Meeting date just in case your plans change. You may vote, in person, at the Annual Meeting even if you have previously returned a proxy.

What is a Proxy Statement?

A Proxy Statement is a document that regulations of the Securities and Exchange Commission, or SEC, require us to give you when we ask you to sign a proxy card designating Messrs. Kriegsman and Levin as proxies to vote on your behalf.

What is in this proxy statement?

This Proxy Statement describes the proposals on which we would like you, as a stockholder, to vote at the Annual Meeting. It gives you information on the proposals, as well as other information about us, so that you can make an informed decision.

What am I voting on?

At the Annual Meeting, stockholders will act upon the matters referred to in the attached Notice of Meeting and described in detail in this proxy statement.  These matters are:

(1)	the election of two directors to serve until the 2016 annual meeting of stockholders;

(2)
the approval of separate amendments to our 2008 Stock Incentive Plan to (x) fix at 10,000,000 shares the aggregate number of shares of our common stock subject to the 2008 Plan and (y) increase the limitation on awards of stock options during any twelve-month period to any one participant, which we refer to as the “Section 162(m) limitation,” 500,000 to 1,000,000 shares;

(3)	the advisory approval of the compensation of our named executive officers as disclosed in this proxy statement;

(4)	the ratification of our appointment of independent accountants; and

(5)	the transaction of such other business as may properly come before the Annual Meeting and at any postponement or adjournment thereof.

In addition, management will report on our performance during fiscal 2012 and respond to appropriate questions from stockholders.

What are the purposes of the amendments to the 2008 Stock Incentive Plan?

The purposes of the amendments are to fix at 10,000,000 shares the aggregate number of shares of our common stock subject to the 2008 Plan and increase from 500,000 to 1,000,000 the number of shares subject to the Section 162(m) limitation under the 2008 Plan.  The numbers of shares subject to the 2008 Plan and the Section 162(m) limitation were fixed at 5,000,000 shares and 500,000 shares, respectively, in 2012 after giving effect to a 1-for-7 reverse stock split of our outstanding common stock.  Prior to the reverse stock split, the aggregate number of shares of our common subject to the 2008 Plan was 10,000,000 shares.

Our board of directors believes that the grant of options and other stock awards is an important incentive for the company’s employees, officers and directors, and anticipates that our needs under the 2008 Plan over the next several years will exceed the number of shares of common stock currently available under the 2008 Plan.

The current Section 162(m) limitation was established in connection with the adoption in 2008 of the 2008 Plan.  The purpose of the amendment to this Section 162(m) limitation is to afford us additional flexibility under the Plan to make grants of stock options without limiting the deductibility of the non-cash expense associated with stock option awards in excess of the current Section 162(m) limitation.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on May 17, 2013 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete, sign and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

What if I change my mind after I return my proxy card?

You may revoke your proxy card and change your vote by:

•	signing another proxy card with a later date and returning it before the polls close at the Annual Meeting, or

•	voting in person at the Annual Meeting.

However, if you hold your shares in street name, you must request a proxy from the person in whose name your shares are held, usually your stockbroker, to vote at the Annual Meeting.

Will my shares be voted if I do not return my proxy card?

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

Brokerage firms have authority under the rules of The NASDAQ Capital Market to vote customers’ unvoted shares on some “routine” matters. If you do not give instructions to your broker, your broker can vote your shares with respect to routine matters only. Under these rules, Proposals 1, 2, 3 and 4 are considered non-routine, so if you do not give your broker instructions, your shares will be treated as broker non-votes with respect to each Proposals 1, 2, 3 and 4.  Proposal 5 is considered a routine matter.

If you do not return a proxy card to vote your shares, your brokerage firm may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by returning your proxy card. This ensures that your shares will be voted at the Annual Meeting with respect to all of the proposals described in this proxy statement.

What constitutes a quorum?

Our Restated Bylaws provide that the presence, in person or by proxy, at our Annual Meeting of the holders of a majority of outstanding shares of our common stock will constitute a quorum for the transaction of business.

For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include so-called broker non-votes (shares held by a broker or nominee that has no authority to vote upon a particular matter) also will be counted as shares present for purposes of establishing a quorum. On the record date, there were 30,517,370 shares of our common stock issued and outstanding, exclusive of treasury shares.

What are the voting rights of the holders of our common stock?

Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting. With regard to the election of directors, the two nominees receiving the greatest number of affirmative votes cast will be elected. Approval of each of the other proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on that proposal at the Annual Meeting.

In the election of directors, you may vote “FOR” or “WITHHOLD AUTHORITY” with respect to each of the nominees.  In tabulating the voting results for the election of directors, only “FOR” votes will be counted.

With respect to each of Proposals 2, 3, 4 and 5, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to abstain, it will have the same effect as an “AGAINST” vote.

Broker non-votes have no effect and will not be counted toward the vote total for any proposal.

What happens if a nominee is unable to stand for election?

Our board of directors may reduce the number of nominees or select a substitute nominee. In the latter case, if you have completed, signed and returned your proxy card, Messrs. Kriegsman and Levin can vote your shares for a substitute nominee. They cannot vote for more than two nominees.

What are the board’s recommendations?

The recommendations of our board of directors are set forth together with the description of each Proposal in this Proxy Statement. In summary, our board of directors recommends a vote:

•	“FOR” election of the incumbent directors named in this Proxy Statement as described in Proposal 1;

•
“FOR” approval of an amendment to our 2008 Stock Incentive Plan to fix at 10,000,000 shares the aggregate number of shares of our common stock subject to the 2008 Plan shares as described in Proposal 2.

•	“FOR” approval of an amendment to our 2008 Stock Incentive Plan to increase the “Section 162(m) limitation” from 500,000 to 1,000,000 shares as described in Proposal 3.

•	“FOR” advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement as described in Proposal 4; and

•	“FOR” ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2013 as described in Proposal 5.

Proxies

If the enclosed proxy card is executed, returned in time and not revoked, the shares represented thereby will be voted at the Annual Meeting and at any postponement or adjournment thereof in accordance with the directions indicated on the proxy card. IF NO DIRECTIONS ARE INDICATED, PROXIES WILL BE VOTED IN ACCORDANCE WITH OUR BOARD OF DIRECTORS’ RECOMMENDATIONS IN THIS PROXY STATEMENT AND, AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF, IN THE SOLE DISCRETION OF THE PROXIES.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will publish the final results in a Form 8-K. We intend to file the Form 8-K no later than July 17, 2013 with the Securities and Exchange Commission, or SEC. You may obtain a copy of the 8-K report by contacting us at (310) 826-5698 or at an SEC public reference room. For the location of an SEC public reference room near you, please contact the SEC at (800) SEC-0330.

You can also get a copy of the 8-K report that will contain the voting results on the Internet at www.cytrx.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.

How do I receive an annual report?

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 is being delivered with this proxy statement to each stockholder. A copy of the Annual Report is also available on our website at www.cytrx.com and on the SEC’s website at www.sec.gov.  Copies of exhibits to the Annual Report will be made available for a reasonable charge upon written request to CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, Attention: Corporate Secretary.

Do we have a policy about directors’ attendance at the annual meeting?

We do not have a policy regarding attendance of directors at our annual meetings of stockholders. At our last annual meeting, all of our directors were in attendance.

How are proxies solicited, and what is the cost?

We pay all expenses incurred in connection with distributing and soliciting proxies. As part of this process, we reimburse brokers, nominees, fiduciaries and other custodians’ reasonable fees and expenses in forwarding proxy materials to stockholders. Our directors and employees may solicit proxies by mail, telephone or other means. Our directors and employees do not receive any additional compensation for these activities.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON JULY 11, 2013 – This Proxy Statement, along with the proxy card, and letter of transmittal from our President and Chief Executive Officer accompanying our Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission are available at our website, http://www.cytrx.com, under “Investor Information.”

TABLE OF CONTENTS

PROPOSAL 1 — ELECTION OF DIRECTORS	6

PROPOSALS 2 AND 3 — APPROVAL OF THIRD AND FOURTH AMENDMENTS TO THE CYTRX CORPORATION 2008 STOCK INCENTIVE PLAN	32

PROPOSAL 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	39

PROPOSAL 5 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	40

STOCKHOLDER PROPOSALS	41

OTHER MATTERS	41

ANNEX A —Third Amendment to the CytRx Corporation 2008 Stock Incentive Plan	A-1

ANNEX B —Fourth Amendment to the CytRx Corporation 2008 Stock Incentive Plan	B-1

PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to our Restated Bylaws, our board of directors has fixed the number of our directors at seven. Our Restated Certificate of Incorporation and our Restated Bylaws provide for the classification of our directors into three classes, which we refer to as Class I, Class II and Class III, with each Class to consist as nearly as possible of an equal number of directors. One Class of directors is to be elected at each annual meeting of stockholders to serve for a term of three years.

We have two incumbent directors in Class I whose term expires at the Annual Meeting. The board of directors has nominated the incumbent Class I directors, Louis Ignarro, Ph.D. and Joseph Rubinfeld, Ph.D., for reelection as Class I directors to serve until the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Information concerning Drs. Ignarro and Rubinfeld, as well as the directors whose terms of office will continue after the Annual Meeting, is set forth below. Each director’s age is indicated in parentheses after his name.

Class I — Nominees to Serve as Directors Until the 2016 Annual Meeting

We believe that Drs. Ignarro and Rubinfeld will be available and able to serve as directors. In the event that one of them is unable or unwilling to serve, the proxy holders will vote the proxies for such other nominee as they may determine.

Louis Ignarro, Ph.D. (71) has been a director since July 2002. He previously served as a director of Global Genomics since November 20, 2000. Dr. Ignarro serves as the Jerome J. Belzer, M.D. Distinguished Professor of Pharmacology in the Department of Molecular and Medical Pharmacology at the UCLA School of Medicine. Dr. Ignarro has been at the UCLA School of Medicine since 1985 as a professor, acting chairman and assistant dean. Dr. Ignarro received the Nobel Prize for Medicine in 1998. Dr. Ignarro received a B.S. in pharmacy from Columbia University and his Ph.D. in Pharmacology from the University of Minnesota. Dr. Ignarro is a Nobel Laureate and an esteemed medical researcher whose experience enables him to offer importance scientific guidance to our board of directors.

Joseph Rubinfeld, Ph.D. (80) has been a director since July 2002. He co-founded SuperGen, Inc. in 1991 and has served as its Chief Executive Officer and President and as a director since its inception until December 31, 2003. He resigned as Chairman Emeritus of SuperGen, Inc. on February 8, 2005. Dr. Rubinfeld was also Chief Scientific Officer of SuperGen from 1991 until September 1997. Dr. Rubinfeld is also a founder of JJ Pharma. Dr. Rubinfeld was one of the four initial founders of Amgen, Inc. in 1980 and served as a Vice President and its Chief of Operations until 1983. From 1987 until 1990, Dr. Rubinfeld was a Senior Director at Cetus Corporation and from 1968 to 1980, Dr. Rubinfeld was employed at Bristol-Myers Company, International Division in a variety of positions. Dr. Rubinfeld received a B.S. degree in chemistry from C.C.N.Y. and an M.A. and Ph.D. in chemistry from Columbia University.

Dr. Rubinfeld served as a senior executive of several large pharmaceutical companies before leaving to co-found SuperGen and served as Chief Executive Officer or in other senior executive capacities with highly successful companies.  Dr. Rubinfeld’s academic training and business experience enhances the breadth and scope of our board’s oversight of our company’s management, business, strategic relationships, and other activities, while his vision adds to the long-range planning of our board of directors and management.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF DRS. IGNARRO AND RUBINFELD AS DIRECTORS.

Continuing Directors

The following is a description of the incumbent Class II and Class III directors whose terms of office will continue after the Annual Meeting:

Class II — Term Expiring at the 2014 Annual Meeting

Steven A. Kriegsman (71) has been CytRx’s President and Chief Executive Officer and a director since July 2002. He also serves as a director of Galena Biopharma, Inc., a listed public company, and is Chairman of its Compensation Committee and a member of its Strategy Committee. He previously served as Director and Chairman of Global Genomics from June 2000 until 2002. Mr. Kriegsman is an inactive Chairman and Founder of Kriegsman Capital Group LLC, a financial advisory firm specializing in the development of alternative sources of equity capital for emerging growth companies in the healthcare industry. During his career, he has advised such companies as SuperGen Inc., Closure Medical Corporation, Novoste Corporation, Miravant Medical Technologies, and Maxim Pharmaceuticals. In the past five years, Mr. Kriegsman has also served on the board of directors of Bradley Pharmaceuticals, Inc. and Hythiam, Inc. Mr. Kriegsman has a B.S. degree with honors from New York University in Accounting and completed the Executive Program in Mergers and Acquisitions at New York University, The Management Institute. Mr. Kriegsman is a graduate of the Stanford Law School Directors’ College.

Mr. Kriegsman was formerly a Certified Public Accountant with KPMG in New York City. In February 2006, Mr. Kriegsman received the Corporate Philanthropist of the Year Award from the Greater Los Angeles Chapter of the ALS Association and in October 2006, he received the Lou Gehrig Memorial Corporate Award from the Muscular Dystrophy Association. Mr. Kriegsman has been a guest speaker and lecturer at various universities including California Institute of Technology (Caltech), Brown University, and New York University.  Mr. Kriegsman has been active in various charitable organizations including the Biotechnology Industry Organization, the California Health Institute, the ALS Association, the Los Angeles Venture Association, the Southern California Biomedical Council, the American Association of Dance Companies and the Palisades-Malibu YMCA.

Mr. Kriegsman’s extensive history as a member of management is vital to the board of directors’ collective knowledge of our day-to-day operations. Mr. Kriegsman also provides great insight as to how CytRx grew as an organization and his institutional knowledge is an invaluable asset to the board of directors in effecting its oversight of CytRx’s strategic plans. Mr. Kriegsman’s presence on the board of directors also allows for a flow of information and ideas between the board of directors and management.

Marvin R. Selter (85) has been a director since October 2003. He has been President and Chief Executive Officer of CMS, Inc. since he founded that firm in 1968. CMS, Inc. is a national management consulting firm. In 1972, Mr. Selter originated the concept of employee leasing. He served as a member of the Business Tax Advisory Committee—City of Los Angeles, Small Business Board—State of California and the Small Business Advisory Commission—State of California. Mr. Selter also serves on the Valley Economic Development Center as past Chairman and Audit Committee Chairman, the Board of Valley Industry and Commerce Association as past Chairman, the Advisory board of the San Fernando Economic Alliance and the California State University—Northridge as Past Chairman of the Economic Research Center and President of the Olive View  UCLA Medical Center Foundation. He has served, and continues to serve, as a member of boards of directors of various hospitals, universities, private medical companies and other organizations. Mr. Selter attended Rutgers—The State University, majoring in Accounting and Business Administration. He was an LPA having served as Controller, Financial Vice President and Treasurer at distribution, manufacturing and service firms. He has lectured extensively on finance, corporate structure and budgeting for the American Management Association and other professional teaching associations.

Mr. Selter has founded, operated, and grown his own successful businesses, which gives him a valuable insight into the financial constraints and operational challenges facing companies in the development stage and as they mature.  He also has many years of involvement in various governmental agencies and charitable organizations, which affords him an important perspective on the business regulatory process and capital-raising activities.  In addition, he has significant education and work experience in accounting and financial matters that he is able to utilize as the named financial expert on our Audit Committee.

Class III — Term Expiring at the 2015 Annual Meeting

Max Link, Ph.D. (72), our Chairman of the Board, has been a director since 1996. Dr. Link has been retired from business since 2003. From March 2002 until its acquisition by Zimmer Holdings, Dr. Link served as Chairman and CEO of Centerpulse, Ltd.  From May 1993 to June 1994, Dr. Link served as the Chief Executive Officer of Corange Ltd. (the holding company for Boehringer Mannheim Therapeutics, Boehringer Mannheim Diagnostics and DePuy International). From 1992 to 1993, Dr. Link was Chairman of Sandoz Pharma, Ltd. From 1987 to 1992, Dr. Link was the Chief Executive Officer of Sandoz Pharma and a member of the Executive Board of Sandoz, Ltd., Basel. Prior to 1987, Dr. Link served in various capacities with the United States operations of Sandoz, including President and Chief Executive Officer. Dr. Link currently serves as a director of Alexion Pharmaceuticals, Inc. and Celsion Corporation, Inc., and has previously served on the Boards of Directors of Cell Therapeutics, Inc., Columbia Laboratories, Inc., Human Genome Sciences, Inc., Protein Design Laboratories and Discovery Laboratories, Inc., each a listed public company.

Dr. Link has extensive executive-level experience with a number of large pharmaceutical companies, including Sandoz Pharma, Ltd.  In these positions, he was responsible for major strategic and other business initiatives, including new drug development, acquisitions and dispositions of new drug candidates and other technology, licensing, marketing and distribution agreements and other key contractual strategic arrangements that affect, or are likely to affect, our company’s own business efforts.  As an executive officer and board member of these other companies, he has experience with the regulatory schemes in foreign jurisdictions and also has been exposed to different approaches to corporate governance matters, potential conflicts of interest, and similar matters, which enables him to offer importance guidance to our board of directors.

Richard L. Wennekamp (70) has been a director since October 2003. He retired from Community Bank in June 2008 where he was the Senior Vice President-Credit Administration since October 2002. From September 1980 to July 2002, Mr. Wennekamp was an executive officer of Bank of America Corporation, holding various positions, including Managing Director-Credit Product Executive for the last four years of his 22-year term with the bank. From 1977 through 1980, Mr. Wennekamp was a Special Assistant to former President of the United States, Gerald R. Ford, and the Executive Director of the Ford Transition Office. Prior thereto, he served as Staff Assistant to the President of the United States for one year, and as the Special Assistant to the Assistant Secretary of Commerce of the U.S.

Mr. Wennekamp’s senior executive experience in the banking and financial services industry distinguishes him from our other directors and adds unique capabilities and a different perspective to the deliberations of our board of directors.  As a former chief credit officer at Bank of America and Community Bank, he understands the credit needs, financing requirements, and operational constraints of development-stage and mature businesses.

Meetings of the Board of Directors and Committees

Board of Directors

The property, affairs and business of CytRx are conducted under the general supervision and management of our board of directors as called for under the laws of Delaware and our Restated Bylaws. Our board of directors has established a standing Audit Committee, Compensation Committee, and Nomination and Governance Committee.

The board of directors held eight meetings during 2012. Each director attended at least 75% of the total meetings of the board during 2012. Each director who served on a committee of our board of directors attended at least 75% of all committee meetings during 2012. Board agendas include regularly scheduled executive sessions for the independent directors to meet without management present. In 2012, the independent directors met two times in executive session.

Director Independence

Our board of directors has determined that Messrs. Link, Selter, Rubinfeld, Ignarro and Wennekamp are “independent” under the current independence standards of both The NASDAQ Capital Market and the SEC, and have no material relationships with us (either directly or as a partner, shareholder or officer of any entity) that are inconsistent with a finding of their independence as members of our board of directors.  Our board has determined that Messrs. Link, Selter and Wennekamp also met the higher standards of The NASDAQ Capital Market of “independence” for purposes of service as the members of our Audit Committee and our Compensation Committee.

In making these determinations, our board of directors has broadly considered all relevant facts and circumstances, recognizing that material relationships can include commercial, banking, consulting, legal, accounting, and familial relationships, among others.

The following table provides information concerning the current membership of our board committees:

Name	Class of Directors	Audit Committee	Compensation Committee	Nomination and Governance Committee
Steven A. Kriegsman	II
Louis Ignarro, Ph.D.	I
Max Link, Ph.D.	III	(1)	(2)
Joseph Rubinfeld, Ph.D.	I		(2)	(3)
Marvin R. Selter	II	(1)	(2)	(3)
Richard L. Wennekamp	III	(1)	(2)	(3)
____________

(1)           Members of our Audit Committee. Mr. Selter is the Chairman of the committee.

(2)           Members of our Compensation Committee. Dr. Rubinfeld is Chairman of the committee.

(3)           Members of our Nomination and Governance Committee. Mr. Wennekamp is Chairman of the committee.

Audit Committee

Our board of directors has determined that each of the current members of the Audit Committee is “independent” under the current independence standards of The NASDAQ Capital Market and the SEC. Our board of directors has also determined that Mr. Selter, the Chairman of the Audit Committee, is an audit committee financial expert.

The Audit Committee’s responsibilities include oversight activities described below under the “Report of the Audit Committee.” The Audit Committee reviews our financial structure, policies and procedures, appoints our independent registered public accounting firm, reviews with our independent registered public accounting firm the plans and results of the audit engagement, approves permitted non-audit services provided by our independent registered public accounting firm, reviews the independence of our independent registered public accountants and reviews the adequacy of our internal accounting controls.

The Audit Committee has discussed with our independent registered public accounting firm the firm’s independence from management and us, including the matters in the written disclosures required by the Independence Standards board and considered the compatibility of permitted non-audit services with the auditors’ independence. The Audit Committee operates pursuant to a written charter, a copy of which is available on our website at http://www.cytrx.com.

Audit Committee Report

Set forth below is the Audit Committee Report:

The following Report does not constitute soliciting material and should not be considered or deemed filed, or incorporated by reference into any filing, by us with the SEC, except to the extent we specifically incorporate this Report by reference.

The primary function of the Audit Committee is to assist the board of directors in fulfilling its oversight responsibilities relating to:

•	The quality and integrity of our financial statements and reports.

•	Our independent registered public accounting firm’s qualifications and independence.

•	The performance of our internal audit function and our independent auditors.

The Audit Committee operates under a written charter adopted by our board of directors, a copy of which is available on our website at http://www.cytrx.com.

The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor our financial reporting process and internal control system.

•	Review and appraise the audit efforts of our independent accountants and internal audit function.

•	Provide an open avenue of communication among the independent accountants, internal auditors, our management and the board of directors.

The Audit Committee provides assistance to the board of directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to our financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of our financial statements and the ethics programs when established by our management and the board of directors. The Audit Committee has the sole authority (subject, if applicable, to stockholder ratification) to appoint or replace the outside auditors and is directly responsible for determining the compensation of the independent auditors.

The Audit Committee must pre-approve all auditing services and all permitted non-auditing services to be provided by the outside auditors. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the auditors’ independence and there are cost or other efficiencies in obtaining such services from the auditors as compared to other possible providers. During 2012, the Audit Committee approved all of the non-audit services proposals submitted to it.

The Audit Committee met four times during 2012. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all of our books, records, facilities and personnel, and to retain its own legal counsel and other advisers as it deems necessary or appropriate.

As part of its oversight of our financial statements, the Audit Committee reviews and discusses with both management and its outside auditors our interim financial statements and annual audited financial statements that are included in our Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, respectively. Our management advised the Audit Committee in each case that all such financial statements were prepared in accordance with generally accepted accounting principles and reviewed significant accounting issues with the Audit Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU Section 380 - Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee retained BDO USA, LLP to audit our financial statements for 2012. The Audit Committee also has selected BDO USA, LLP as our independent registered public accounting firm for fiscal 2013.

The Audit Committee discussed with BDO USA, LLP, which audited our annual financial statements for 2012, matters relating to its independence, including a review of audit and non-audit fees and the letter and written disclosures made by BDO USA, LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

In addition, the Audit Committee reviewed initiatives aimed at strengthening the effectiveness of CytRx’s internal control structure. As part of this process, the Audit Committee continued to monitor and review staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Taking all of these reviews and discussions into account, the Audit Committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC.

Respectfully submitted,

Audit Committee:

Marvin R. Selter, Chairman
Max Link, Ph.D.
Richard L. Wennekamp

Compensation Committee

The Compensation Committee is authorized to determine the annual salaries and bonuses of our officers and to determine in it sole discretion all grants of stock options, the exercise price of each option, and the number of shares to be issuable upon the exercise of each option under our various stock option plans. The Committee also is authorized to interpret our stock option plans, to prescribe, amend and rescind rules and regulations relating to the plans, to determine the term and provisions of the respective option agreements, and to make all other determinations deemed necessary or advisable for the administration of the plans. The Compensation Committee operates pursuant to a written charter, a copy of which is available on our website at www.cytrx.com.  Our board of directors has determined that each of the current members of the Compensation Committee, Messrs. Rubinfeld, Link, Selter and Wennekamp, are “independent” under the current independence standards of The NASDAQ Capital Market for purposes of service as the members of our Compensation Committee.

The Compensation Committee held four meetings during 2012.

Nomination and Governance Committee

The Nomination and Governance Committee assists our board of directors in discharging its duties relating to corporate governance and the compensation and evaluation of the board. The Nomination and Governance Committee also operates pursuant to a written charter, a copy of which likewise is available on our website at www.cytrx.com. As indicated above with respect to service on our Audit Committee, our board of directors has determined that each of the current members of the Nomination and Governance Committee, Messrs. Wennekamp, Rubinfeld and Selter, are “independent” under the current independence standards of The NASDAQ Capital Market.

The principal responsibilities of the Nomination and Governance Committee include:

•	Overseeing our corporate governance practices and developing and recommending to our board a set of Corporate Governance Guidelines.

•	Assisting our board in identifying qualified director candidates, selecting nominees for election as directors at meetings of stockholders and selecting candidates to fill vacancies on our board.

•
Creating and recommending to our board a policy regarding the consideration of director candidates recommended by stockholders and procedures for stockholders’ submission of nominees of director candidates.

•	Reviewing and recommending the compensation for non-employee directors and making recommendations to our board for its approval.

•	Establishing criteria for our board and for all committees (including the Nomination and Governance Committee) to use to evaluate their performance on an annual basis.

•	Overseeing and advising our board regarding developments related to corporate governance.

The Nomination and Governance Committee has sole authority, in connection with the identification of qualified director candidates, to retain and terminate any search firm for such purpose (including the authority to approve any such firm’s fees and other retention terms). We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

The Nomination and Governance Committee held one meeting during 2012 and acted one time by unanimous written consent.

The Nomination and Governance Committee has not established any specific minimum qualifications for director candidates, or any specific qualities or skills that a candidate must possess in order to be considered qualified to be nominated as a director.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. In making its nominations, our Nomination and Governance Committee generally will consider, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.  We have no formal policy of considering diversity in identifying director nominees, but the Nomination and Governance Committee seeks to include on the board of directors a complementary mix of individuals with diverse backgrounds and skills reflecting the broad set of challenges that the board of directors confronts. These individual qualities can include matters such as experience in the company’s industry, technical experience (i.e., medical or research expertise), experience gained in situations comparable to the company’s, leadership experience, and relevant geographical diversity

Stockholder Recommendations of Director Candidates

The policy of the Nomination and Governance Committee is that a stockholder wishing to submit recommendations for director candidates for consideration by the Nomination and Governance Committee for election at an annual meeting of shareholders must do so in writing by December 15 of the previous calendar year. The written recommendation must include the following information:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration.

•	The name and contact information for the candidate.

•	A statement of the candidate’s business and educational experience.

•	Information regarding the candidate’s qualifications to be a director.

•	The number of shares of our common stock, if any, owned either beneficially or of record by the candidate and the length of time such shares have been so owned.

•	The written consent of the candidate to serve as a director if nominated and elected.

•	Information regarding any relationship or understanding between the proposing stockholder and the candidate.

•	A statement that the proposed candidate has agreed to furnish us all information as we deem necessary to evaluate such candidate’s qualifications to serve as a director.

As to the stockholder giving the notice, the written recommendation must state the name and address of the stockholder and the number of shares of our common stock which are owned beneficially or of record by the shareholder.

Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our board members or management are evaluated.

Stockholder Nominations of Directors

Our Bylaws specify the procedures by which stockholders may nominate director candidates directly, as opposed to merely recommending a director candidate to the Nomination and Governance Committee as described above. Any stockholder nominations must comply with the requirements of our Bylaws and should be addressed to: Corporate Secretary, CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049.

Stockholder Communication with Board Members

Stockholders who wish to communicate with our board members may contact us by telephone, facsimile or regular mail at our principal executive office. Written communications specifically marked as a communication for our board of directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of our board, or to the particular director to which they are addressed, or presented to the full board or the particular director at the next regularly scheduled board meeting. In addition, communications sent to us via telephone or facsimile for our board of directors or a particular director will be forwarded to our board or the director by an appropriate officer.

Transactions with Related Persons

General

Our Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons, in accordance with its Charter and NASDAQ Marketplace Rules.

Transactions between us and one or more related persons may present risks or conflicts of interest or the appearance of conflicts of interest. Our Code of Ethics requires all employees, officers and directors to avoid activities or relationships that conflict, or may be perceived to conflict, with our interests or adversely affect our reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate so long as there is full disclosure of the interest of the related parties in the transaction and review and approval by disinterested directors to ensure there is a legitimate business reason for the transaction and that the transaction is fair to us and our stockholders.

As a result, the procedures followed by the Audit Committee to evaluate transactions with related persons require:

•
that all related person transactions, all material terms of the transactions, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction must be communicated to the Audit Committee; and

•
that all related person transactions, and any material amendment or modification to any related person transaction, be reviewed and approved or ratified by the Audit Committee, as required by the requirements of The NASDAQ Capital Market.

Our Audit Committee will evaluate related person transactions based on:

•	information provided by members of our board of directors in connection with the required annual evaluation of director independence;

•	pertinent responses to the Directors’ and Officers’ Questionnaires submitted periodically by our officers and directors and provided to the Audit Committee by our management;

•	background information on nominees for director provided by the Nominating and Corporate Governance Committee of our board of directors; and

•	any other relevant information provided by any of our directors or officers.

In connection with its review and approval or ratification, if appropriate, of any related person transaction, our Audit Committee is to consider whether the transaction will compromise standards included in our Code of Ethics. In the case of any related person transaction involving an outside director or nominee for director, the Audit Committee also is to consider whether the transaction will compromise the director’s status as an independent director as prescribed by The NASDAQ Capital Market.

On December 2, 2008, we entered into a written consulting agreement with Joseph Rubinfeld, Ph.D., one of our directors, under which Dr. Rubinfeld agrees to serve as our Chief Scientific Advisor. In 2012, Dr. Rubinfeld received $62,000 in cash payments. On December 10, 2012, this agreement was amended, which provided a onetime grant to Dr Rubinfeld under our 2008 Plan of an option to purchase 30,000 shares of our common stock at an exercise price of $1.83 per share, which was equal to the market price of our common stock on the grant date. The fair value of this option grant was $47,400.

Applicable Definitions

For purposes of our Audit Committee’s review:

•	“related person” has the meaning given to such term in Item 404(a) of Securities and Exchange Commission Regulation S-K (“Item 404(a)”); and

•	“related person transaction” means any transaction for which disclosure is required under the terms of Item 404(a) involving the company and any related persons.

Board Member Attendance at Annual Meetings

Our board of directors has no formal policy regarding attendance of directors at our annual stockholder meetings.  Our 2012 Annual Meeting of Stockholders was attended by all of our directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Each of our executive officers and directors and persons who owns more than 10% of our outstanding shares of common stock is required under Section 16(a) of the Securities Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to furnish us with copies of those reports. Based solely on our review of copies of reports we have received and written representations from certain reporting persons, we believe that our directors and executive officers and greater than 10% shareholders for 2012 complied with all applicable Section 16(a) filing requirements.

Security Ownership of Certain Beneficial Owners and Management

Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our common stock as of May 17, 2013 by (1) each person who is known by us to beneficially own more than five percent of our common stock; (2) each of our directors; (3) our named executive officers listed in the Summary Compensation Table under the caption “Executive Compensation”; and (4) all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the SEC rules. Shares of common stock subject to warrants or options that are presently exercisable, or exercisable within 60 days of May 17, 2013, which are indicated by footnote, are deemed outstanding in computing the percentage ownership of the person holding the warrants or options, but not in computing the percentage ownership of any other person. The percentage ownership reflected in the table is based on 30,517,370 shares of our common stock outstanding as of May 17, 2013. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of common stock shown, subject to applicable community property laws. An asterisk (*) represents beneficial ownership of less than 1%.

	Shares of Common Stock
Name of Beneficial Owner	Number	Percent
Scott Patterson (128 Spoonbill Court, Jupiter, Florida 33458)	4,577,605	15.0%
Louis Ignarro, Ph.D.(1)	208,131	*
Steven A. Kriegsman(2)	1,381,721	4.5%
Max Link, Ph.D.(3)	183,315	*
Joseph Rubinfeld, Ph.D.(4)	225,000	*
Marvin R. Selter(5)	65,351	*
Richard L. Wennekamp(6)	161,710	*
Dan Levitt, M.D., Ph.D.(7)	254,176	*
John Y. Caloz (8)	95,244	*
Scott Wieland, Ph.D.(9)	90,426	*
Benjamin S. Levin(10)	169,709	*
All executive officers and directors as a group (ten persons)(11)	2,834,784	9.0%
____________

(1)	Includes 195,000 shares subject to options or warrants.

(2)	Includes 784,610 shares subject to options or warrants. Mr. Kriegsman’s address is c/o CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, CA 90049.

(3)	Includes 146,128 shares subject to options or warrants.

(4)	Consists of shares subject to options or warrants.

(5)	The shares shown are owned, of record, by the Selter Family Trust or Selter IRA Rollover.

(6)	Includes 145,000 shares subject to options or warrants.

(7)	Includes 139,890 shares subject to options or warrants.

(8)	Includes 90,702 shares subject to options or warrants.

(9)	Consists of shares subject to options or warrants.

(10)	Includes 164,912 shares subject to options or warrants.

(11)	Includes 1,981,668 shares subject to options or warrants.

Executive Officers

Set forth below is information regarding our current executive officers (other than information relating to Steven A. Kriegsman, our President and Chief Executive Officer, which is set forth above under “Continuing Directors”). Each officer’s age is indicated in parentheses after his name.

Daniel Levitt, M.D., Ph.D. (65) joined us in October 2009 as our Chief Medical Officer, and was recently promoted to the position of Executive Vice President in 2013.  Dr. Levitt brings more than 24 years of senior management experience, having spearheaded numerous drug development programs to commercialization at leading biotechnology and pharmaceutical companies.  Prior to joining CytRx, Dr. Levitt served from January 2007 to February 2009 as Executive Vice President, Research and Development at Cerimon Pharmaceuticals, Inc.  Prior to that, from August 2003 to April 2006, he was Chief Medical Officer and Head of Clinical and Regulatory Affairs at Dynavax Technologies Corporation, managing clinical trials for four programs and overseeing multi-country regulatory strategies.  From August 2002 to July 2003, Dr. Levitt was Chief Operating Officer and Head of Research and Development at Affymax, Inc., and prior to that he spent six years at Protein Design Labs, Inc., completing his tenure as that firm’s President and Head of Research and Development.  Dr. Levitt’s past experience includes a position as Head of Drug Development at Geron Corporation, and Head of the Cytokine Development Unit and Global Clinical Oncology at Sandoz Pharmaceuticals Ltd., and as Director, Clinical Oncology and Immunology at Hoffmann-LaRoche, Inc.  Dr. Levitt graduated Magna Cum Laude and Phi Beta Kappa with a Bachelor of Arts degree from Brandeis University.  He earned both his M.D. and his Ph.D. in Biology from the University of Chicago, Pritzker School of Medicine.  Dr. Levitt has received ten major research awards and authored or co-authored nearly 200 papers and abstracts.

John Y. Caloz (61) joined us in October 2007 as our Chief Accounting Officer.  In January of 2009 Mr. Caloz was named Chief Financial Officer. He has a history of providing senior financial leadership in the life sciences sector, as Chief Financial Officer of Occulogix, Inc, a NASDAQ listed, medical therapy company. Prior to that, Mr. Caloz served as Chief Financial Officer of IRIS International Inc., a Chatsworth, CA based medical device manufacturer. He served as Chief Financial Officer of San Francisco-based Synarc, Inc., a medical imaging company, and from 1993 to 1999 he was Senior Vice President, Finance and Chief Financial Officer of Phoenix International Life Sciences Inc. of Montreal, Canada, which was acquired by MDS Inc. in 1999. Mr. Caloz was a partner at Rooney, Greig, Whitrod, Filion & Associates of Saint Laurent, Quebec, Canada, a firm of Chartered Accountants specializing in research and development and high tech companies, from 1983 to 1993. Mr. Caloz, a Chartered Accountant, holds a degree in Accounting from York University, Toronto, Canada.

Scott Wieland, Ph.D. (54) joined CytRx in 2005 as the Vice President, Clinical and Regulatory Affairs and was promoted to the position of Senior Vice President, Drug Development in December 2008. Prior to that, he served in senior level positions in the areas of Drug Development, Clinical and Regulatory Affairs at various biotech firms. He spent five years at NeoTherapeutics, Inc. serving as the Director of Product Development and was later promoted to Vice President of Product Development. From 1990 to 1997, he served as Director of Regulatory Affairs at CoCensys, Inc.  Dr. Wieland has a Ph.D. in Biopsychology and an M.A. in Psychology from the University of Arizona. He has an MBA from Webster University. Dr. Wieland received his B.S. in Physiological Psychology from the University of California, Santa Barbara.

Benjamin S. Levin (37) has been our General Counsel, Vice President — Legal Affairs and Corporate Secretary since July 2004. From November 1999 to June 2004, Mr. Levin was an associate in the transactions department of the Los Angeles office of O’Melveny & Myers LLP. Mr. Levin received his S.B. in Economics from the Massachusetts Institute of Technology, and a J.D. from Stanford Law School.

David J. Haen (35) joined CytRx in October 2003 as Director of Business Development and was promoted to Vice President of Business Development in December 2007.  From 1999 to 2003, Mr. Haen worked as an associate for Kriegsman Capital Group LLC, a financial advisory firm focused on emerging companies in the life sciences field.  Mr. Haen received a B.A. in Communications and Business from Loyola Marymount University.

Compensation Discussion and Analysis

Overview of Executive Compensation Program

The Compensation Committee of our board of directors has responsibility for establishing, implementing and monitoring our executive compensation program philosophy and practices. Generally speaking, the Compensation Committee determines compensation of our Chief Executive Officer and other named executive officers, and those determinations are ratified by our board of directors.

The Compensation Committee seeks to ensure that the total compensation paid to our named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers are similar to those provided to our other officers.

The Compensation Committee operates under a formal charter, copies of which are available on our website at www.cytrx.com, that governs its duties and conduct.

At the 2012 Annual Meeting of Stockholders, our stockholders, on a non-binding, advisory basis, approved the compensation of our executive officers as disclosed in our 2012 proxy statement. Based upon the results of this advisory vote, the Compensation Committee has determined to follow the stockholders’ recommendation by continuing our present compensation policies and practices.

Throughout this Proxy Statement, the individuals included in the Summary Compensation Table below are referred to as our “named executive officers.”

Compensation Philosophy and Objectives

The components of our executive compensation consist of salary, annual cash bonuses awarded based on the Compensation Committee’s subjective assessment of the achievement of corporate goals and each individual executive’s job performance during the past year, stock option grants to provide executives with longer-term incentives, and occasional special compensation awards (either cash, stock or stock options) to reward extraordinary efforts or results.

The Compensation Committee believes that an effective executive compensation program should provide base annual compensation that is reasonable in relation to individual executive’s job responsibilities and reward the achievement of strategic goals of our company. We use annual and other periodic cash bonuses to reward an officer’s achievement of specific goals, including goals related to the development of our drug candidates and management of working capital.  We use employee stock options as a retention tool and as a means to align the executive’s long-term interests with those of our stockholders, with the ultimate objective of affording our executives an appropriate incentive to improve stockholder value. The Compensation Committee evaluates both performance and compensation to maintain our company’s ability to attract and retain excellent employees in key positions and to assure that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of comparable companies.

Each of the corporate goals established and subsequently reviewed by the Compensation Committee results from a collaboration among our named executive officers, including the leadership of our President and Chief Executive Officer and the support of our principal legal, financial, clinical, medical and business development officers.  The Compensation Committee’s assessment of the relative contribution of each named executive officer is based on periodic reports to our full board of directors regarding the progress of these business accomplishments and the individual efforts of our named executive officers, and year-end consultations, which include discussions of performance reviews, with our President and Chief Executive Officer that are a normal part of the Compensation Committee’s compensation determinations.  The Compensation Committee employs no objective measure of any individual’s contribution.

The bonus amounts awarded to our eligible named executive officers are a function of their office and total compensation relative to the total compensation of our President and Chief Executive Officer, as adjusted by their relative employee evaluation, and with consideration given to comparable company data for similarly situated employees. The bonus amounts awarded to each named executive officer is set forth in the Summary Compensation Table.

Because of the size of our company, the small number of executive officers in our company, and our company’s financial priorities, the Compensation Committee has not implemented any pension benefits, deferred compensation plans or other similar plans for our named executive officers.

Role of Executive Officers in Compensation Decisions

The Compensation Committee annually determines the compensation of our named executive officers.  Our President and Chief Executive Officer, or “CEO,” typically attends all meetings of the Compensation Committee, except for executive sessions at which his compensation is determined.  At the request of the Compensation Committee, our CEO provides his assessment of the performance of our named executive officers other than himself. Our CEO also takes an active part in the discussions of the compensation of named executive officers other than himself and assists in the development of a review matrix of each executive’s contributions to the goals of the company that forms the basis for some compensation determinations. The Compensation Committee gives due consideration to our CEO’s assessments when making determinations regarding the compensation of our named executive officers.  All Compensation Committee deliberations and determinations regarding the compensation of our CEO are made without the presence of our CEO.

Setting Executive Compensation

Based on the foregoing objectives, the Compensation Committee has structured the company’s annual cash and incentive-based cash and non-cash executive compensation to seek to motivate our named executives to achieve the company’s business goals, including goals related to the development of the our drug candidates and management of working capital, to reward the executives for achieving such goals, and to retain the executives. In doing so, the Compensation Committee historically has not employed outside compensation consultants.

During 2012, the Compensation Committee obtained three industry compensation surveys and used them in its compensation deliberations regarding cash and equity compensation for our executive officers.  The surveys used were an Equilar survey of public companies with a market capitalization between $50 million and $200 million, the Radford Global Life Sciences Survey, which is a survey of public and private life sciences companies of all sizes, and a survey of public and private companies in Los Angeles provided by salary.com (which the Compensation Committee uses to adjust to geographic differences in cost of living).

The Compensation Committee utilized this data to set annual salary increases and bonus amounts for our executive officers at levels targeted at or around the third quartile of compensation amounts provided to executives at comparable companies, considering each individual’s experience level related to their position with us. The Compensation Committee has no policy regarding the use of benchmarks, and we have no established policy or target for the allocation between cash and non-cash incentive compensation.

The Compensation Committee is authorized to retain its own independent advisors to assist in carrying out its responsibilities, but has not relied upon outside compensation consultants.

Performance-driven Compensation

We emphasize performance in annually reviewing and setting our executive officers’ base salary, bonuses and equity incentive compensation. This emphasis on performance with respect to a substantial portion of compensation is intended to motivate our executive officers to pursue our corporate goals, reward them for achievement of these goals and align their interests with those of our stockholders.

Each year, we determine goals that we hope to achieve in the coming year, both on a corporate and individual basis. Our overall corporate performance as compared to these goals, and an individual’s performance compared to his or her individual goals, primarily drive the recommendations that the Compensation Committee makes with respect to each executive officers’ base salary, cash bonus and equity incentive compensation. Other factors, such as larger macroeconomic conditions of the industry and market in which we compete, as well as strategic business decisions and issues related to key employee retention, also influence compensation decisions.

Individual performance goals for each year initially are identified and developed by senior executives through a self-evaluation and goal-setting process, and our CEO refines and documents those goals in conjunction with the Compensation Committee.  At the end of the year, the Compensation Committee reviews each performance goal and determines the extent to which we achieved such goals, and our CEO assesses the achievement of specific performance goals relating to other executive officers.

In establishing performance goals, the Compensation Committee considers whether the goals could possibly result in an incentive for any executives to take unwarranted risks in our company’s business and seeks to avoid creating any such incentives.

Company Performance Goals

For 2012, the Compensation Committee and the board of directors approved the following performance goals:

•	Complete Phase 1b/2 clinical trial for aldoxorubicin primarily in patients soft tissue sarcomas;

•	Advance enrollment for Phase 2b clinical trial for aldoxorubicin in patients with soft tissue sarcomas and Phase 2b clinical trial for tamibarotene in patients with NSCLC; and

•	Raise working capital.

For 2012, the Compensation Committee determined that each of the corporate goals had either been achieved, or substantial progress towards achievement had been made, and noted the particular contributions of executive officers to the achievement of those goals.

Individual Performance

The Compensation Committee reviews our executive officers’ performance based on overall achievement of the corporate goals and a review of individual goals developed for each executive officer every year. The Compensation Committee, with the assistance of our CEO, determines the relative achievement of the performance goals applicable to each executive officer, and assigns a performance rating based on a set of criteria set forth in an evaluation form. No specific formula is used with respect to setting any particular element of compensation based on the individual performance metrics. The score assigned to each officer was based on a subjective assessment by our Compensation Committee members of the officer’s performance against the scoring standards of:

1 – Consistently Exceeds Expectations
2 – Sometimes Exceeds Expectations
3 – Meets Expectations
4 – Sometimes Meets Expectations
5 – Needs Improvement

The numerical job scores, with a 1 being the best, and 5 being the worst, are determined based on an initial self-assessment by the officer, which is subject to change based on an evaluation of the self-assessment by the officer’s direct supervisor and on the Compensation Committee’s own assessment of the officer’s job performance.

For 2012, our Compensation Committee determined that the individual performance scores indicated below were merited by the officer’s respective contributions to our key business achievements discussed above, as well as the performance of their day-to-day responsibilities.  On an officer-by-officer basis, our Compensation Committee also considered the following:

Mr. Kriegsman’s individual performance goals relate primarily to overall corporate objectives, including building stockholder value, managing working capital, management and successful operation of the executive management team, and development of personnel for future success.  Based on those criteria, and noting our successful progress with respect to several clinical trials and our financing in a difficult market climate, the Compensation Committee gave a rating of 1.1 to Mr. Kriegsman.

Mr. Caloz’s individual performance goals relate primarily to achievement of key financial objectives, such as managing and raising working capital, controlling spending, managing accounting personnel and maintaining regulatory compliance.  Based on those criteria, the Compensation Committee noted Mr. Caloz’s role in obtaining needed working capital, his efforts to control expenditures, the continued improvement of our accounting department, and our compliance with filing deadlines, and gave a rating of 1.5 to Mr. Caloz.

Dr. Levitt’s individual performance goals relate primarily to the achievement of key strategic and clinical objectives related to our clinical research programs, including ultimate oversight of the design and execution of our clinical programs, and analysis and implementation of new clinical opportunities improve stockholder value.  Based on those criteria, the Compensation Committee noted Dr. Levitt’s efforts towards our achievement of our key clinical goals, including the initiation of multiple new clinical trials and the announcement of important clinical data, and his development of strategic plans to build value, and gave a rating of 1.2 to Dr. Levitt.  Based on those accomplishments and Dr. Levitt’s potential future value to the company, the Compensation Committee also promoted Dr. Levitt to the title of Executive Vice President and Chief Medical Officer.

 Mr. Levin’s individual performance goals relate primarily to the management of the company’s legal risk, advice provided to the board of directors and management, and maintaining regulatory compliance.  Based on those criteria, the Compensation Committee noted Mr. Levin’s timely and useful advice on key corporate matters that reduced corporate risk, and his work ensuring compliance with various regulations, and gave a rating of 1.2 to Mr. Levin.

Dr. Wieland’s individual performance goals relate primarily to the execution of the objectives related to our clinical development, including planning, initiation, budgeting and management of our clinical programs.  Based on those criteria, the Compensation Committee noted Dr. Wieland’s role in our achievement of key clinical goals, including the initiation of multiple new clinical trials, and gave a rating of 1.9 to Dr. Wieland.

2012 Executive Compensation Components

For 2012, as in recent years, the principal components of compensation for the named executive officers were:

•	base salary;

•	annual bonuses; and

•	equity incentive compensation.

Base Salary

We provide named executive officers and other employees with base salary to compensate them for services rendered during the year. Generally, the base salary element of compensation is used to recognize the experience, skills, knowledge and responsibilities required of each named executive officer, and reflects our executive officers’ overall sustained performance and contributions to our business.

During its review of base salaries for executives, the Compensation Committee primarily considers:

•	the negotiated terms of each executive’s employment agreement, if any;

•	each executive’s individual performance;

•	an internal review of the executive’s compensation, both individually and relative to other named executive officers; and

•	to a lesser extent, base salaries paid by comparable companies.

Salary levels are typically considered annually as part of the company’s performance review process, as well as upon a change in job responsibility. Merit-based increases to salaries are based on the company’s available resources and the Compensation Committee’s assessment of the individual’s performance. Both assessments are based upon written evaluations of such criteria as job knowledge, communication, problem solving, initiative, goal-setting, and expense management. In 2012, the Compensation Committee considered our successful achievement or substantial progress towards our corporate performance goals, and with consideration of the challenging financial environment, and our anticipation of clinical results in 2013 and beyond, awarded increases in base salary for most executives. Base salaries were also reviewed in light of the Equilar, Radford and salary.com survey data to validate that they were within acceptable ranges based on market salaries.

Annual and Special Bonuses

As we do not generate significant revenues and have not commercially released any products, the Compensation Committee bases its discretionary annual bonus awards on the achievement of corporate and individual goals, efforts related to extraordinary transactions, effective fund-raising efforts, effective management of personnel and capital resources, and bonuses paid by comparable companies, among other criteria.  Mr. Kriegsman’s employment agreement entitles him to an annual cash bonus in an amount to be determined in our discretion, but not less than $150,000, and Dr. Levitt’s employment agreement provides that his bonus will not be less than $150,000.  Any cash bonuses to our other named executive officers are entirely in our discretion.

During 2012, the Compensation Committee granted Mr. Kriegsman an annual cash bonus of $150,000, and granted cash bonuses to the other named executive officers ranging from $75,000 to $150,000, principally based on their efforts in helping us advance the development of our products and raise capital.

Equity Incentive Compensation

We believe that strong long-term corporate performance is achieved with a corporate culture that encourages a long-term focus by our executive officers through the use of equity awards, the value of which depends on our stock performance. We have established equity incentive plans to provide all of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of our stockholders and to enable them to participate in the long-term appreciation of our stockholder value. Additionally, equity awards provide an important retention tool for key employees, as the awards generally are subject to vesting over an extended period of time based on continued service with us.

Typically, equity awards are granted annually at the end of each year based primarily on corporate performance as a whole during the preceding year. In addition, we may grant equity awards upon the occurrence of certain events during the year, for example, upon an employee’s hire or achievement of a significant business objective.

No formula is used in setting equity award grants and the determination of whether to grant equity awards, as well as the size of such equity awards, to our executive officers; rather, it involves subjective assessments by our board of directors, Compensation Committee and, with respect to executive officers other than himself, our CEO. Generally, annual equity awards are driven by our retention of experienced employees, and we consider individual performance and contributions during the preceding year to the extent our board of directors and Compensation Committee believe such factors are relevant. As with base salary and cash bonuses, for 2012 our board of directors and Compensation Committee also considered data from three surveys in determining equity award grants to our executive officers.

In 2012, the Compensation Committee granted to Mr. Kriegsman nonqualified options to purchase, 500,000 shares of our common stock at a price of $1.83 per share, which equaled the closing market price on the date of grant. The option vests monthly over three years, unless Mr. Kriegsman’s employment is terminated by us without “cause,” or by Mr. Kriegsman for “good reason,” in which case they vest immediately. In addition, in connection with the annual review of our other named executive officers, the Compensation Committee also granted an aggregate of 300,000 stock options to those named executive officers. All of the other stock options had an exercise price equal to the closing market price on the date of grant, and also vest monthly over three years, provided that such executives remain in our employ through such monthly vesting periods.  The Compensation Committee also granted Dr. Levitt 100,000 shares of CytRx Corporation restricted stock, of which 50,000 shares will vest on June 30, 2013, and the remaining 50,000 shares will vest over the subsequent six months, provided that Dr. Levitt remains employed by us on each such date.

Generally speaking, we have not taken into consideration any amounts realized by our named executive officers from prior stock option or stock awards in determining whether to grant new stock options or stock awards.  No named executive officers have exercised options since 2003.

Retirement Plans, Perquisites and Other Personal Benefits

Our executive officers are eligible to participate in the same group insurance and employee benefit plans as our other salaried employees.  These benefits include medical, dental, vision, and disability benefits and life insurance.

We have adopted a tax-qualified employee savings and retirement plan, our 401(k) Plan, for eligible U.S. employees, including our named executive officers. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) Plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) Plan in an amount determined by our board of directors. We did not make any matching contribution to the 401(k) Plan for 2012.  Matching contributions, if any, are subject to a vesting schedule; all employee contributions are at all times fully vested. We intend the 401(k) Plan, and the accompanying trust, to qualify under Sections 401(k) and 501 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned (if any) on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that we will be able to deduct our contributions, if any, when made. The trustee under the 401(k) Plan, at the direction of each participant, may invest the assets of the 401(k) Plan in any of a number of investment options.

We do not provide any of our executive officers with any other perquisites or personal benefits, other than benefits to Mr. Kriegsman provided for in his employment agreement. We are required by his employment agreement to carry a life insurance policy for Mr. Kriegsman in the amount of $1.4 million under which Mr. Kriegsman’s designee is the beneficiary. We have purchased a policy with a face value of $2 million on which we pay the premiums and Mr. Kriegsman reimburses the company for the pro-rata share of these premiums relating to the $0.6 million of additional coverage. We periodically review the levels of perquisites and other personal benefits provided to our named executive officers, but no changes to these benefits were made during 2012, and we do not expect any such changes in the foreseeable future.

Employment Agreements and Severance Arrangements

We have entered into written employment agreements with each of our named executive officers. The main purpose of these agreements is to protect the company from business risks such as competition for the executives’ service, loss of confidentiality or trade secrets, and solicitation of our other employees, and to define our right to terminate the employment relationship. The employment agreements also protect the executive from termination without “cause” (as defined) and, in Mr. Kriegsman’s case, entitles him to resign for “good reason” (as defined). Each employment agreement was individually negotiated, so there are some minor variations in the terms among executive officers. Generally speaking, however, the employment agreements provide for termination and severance benefits that the Compensation Committee believes are consistent with industry practices for similarly situated executives. The Compensation Committee believes that the termination and severance benefits help the company retain the named executive officers by providing them with a competitive employment arrangement and protection against unknowns such as termination without “cause” that go along with the position.

In the event of termination without “cause,” the named executive officers will be entitled to a lump-sum payment equal to six months of base salary (24 months in the case of Mr. Kriegsman). Mr. Kriegsman’s employment agreement also provides for our continuation of Mr. Kriegsman’s life insurance and medical benefits during his 24-month severance period. If Mr. Kriegsman’s employment is terminated by us without “cause,” or by Mr. Kriegsman for “good reason,” within two years following a change of control of CytRx, he also would be entitled under his employment agreement to receive a “gross-up” payment equal to the sum of any excise tax on his termination benefits (including any accelerated vesting of his options under our Plans as described below) plus any penalties and interest. In addition, if Mr. Kriegsman’s employment is terminated by us without “cause” or by Mr. Kriegsman for “good reason,” or terminates due to Mr. Kriegsman’s death or disability, his unvested stock options vest immediately.

Change of Control Arrangements

The company’s 2000 Long-Term Incentive Plan and 2008 Stock Incentive Plan provide generally that, upon a change of control of CytRx, all unvested stock options and awards under the Plans held by plan participants, including the named executive officers, will become immediately vested and exercisable immediately prior to the effective date of the transaction. The Compensation Committee believes that such “single trigger” change of control policy is consistent with the objective of aligning the interests of the named executive officer’s and of the company’s stockholders by allowing the executives to participate equally with stockholders in the event of a change of control transaction.

The foregoing severance and change of control arrangements, including the quantification of the payment and benefits provided under these arrangements, are described in more detail elsewhere in this Proxy Statement under the heading “Executive Compensation – Employment Agreements and Potential Payment Upon Termination or Change in Control.”

Ownership Guidelines

The Compensation Committee has no requirement that each named executive officer maintain a minimum ownership interest in our company.

Our long-term incentive compensation consists solely of periodic grants of stock options to our named executive officers. The stock option program:

•	links the creation of stockholder value with executive compensation;

•	provides increased equity ownership by executives;

•	functions as a retention tool, because of the vesting features included in all options granted by the Compensation Committee; and

•	helps us to maintain competitive levels of total compensation.

We normally grant stock options to new executive officers when they join our company based upon their position with us and their relevant prior experience. The options granted by the Compensation Committee generally vest monthly over the first three years of the ten-year option term. Vesting and exercise rights generally (except in the case of Mr. Kriegsman) cease upon termination of employment (or, in the case of exercise rights, 90 days thereafter), except in the case of death (subject to a one-year limitation), disability or retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. In addition to the initial option grants, our Compensation Committee may grant additional options to retain our executives and reward, or provide incentive for, the achievement of corporate goals and strong individual performance. Our board of directors has granted our President and Chief Executive Officer the discretion to grant up to 200,000 options to employees upon joining our company, and to make grants from an additional “discretionary pool” of up to 200,000 options during each annual employee review cycle. Options are granted based on a combination of individual contributions to our company and on general corporate achievements, which may include the attainment of product development milestones (such as commencement and completion of clinical trials) and attaining other annual corporate goals and objectives. On an annual basis, the Compensation Committee assesses the appropriate individual and corporate goals for our executives and provides additional option grants based upon the achievement by the new executives of both individual and corporate goals. We expect that we will continue to provide new employees with initial option grants in the future to provide long-term compensation incentives and will continue to rely on performance-based and retention grants to provide additional incentives for current employees. Additionally, in the future, the Compensation Committee may consider awarding additional or alternative forms of equity incentives, such as grants of bonus stock, restricted stock and restricted stock units.

It is our policy to award stock options at an exercise price equal to The NASDAQ Capital Market’s closing price of our common stock on the date of the grant. In certain limited circumstances, the Compensation Committee may grant options to an executive at an exercise price in excess of the closing price of the common stock on the grant date. The Compensation Committee has never granted options with an exercise price that is less than the closing price of our common stock on the grant date, nor has it granted options which are priced on a date other than the grant date. For purposes of determining the exercise price of stock options, the grant date is deemed to be the first day of employment for newly hired employees, or the date on which the Compensation Committee or the Chief Executive Officer, as applicable, approves the stock option grant to existing employees.

We have no program, practice or plan to grant stock options to our executive officers, including new executive officers, in coordination with the release of material nonpublic information. We also have not timed the release of material nonpublic information for the purpose of affecting the value of stock options or other compensation to our executive officers, and we have no plan to do so. We have no policy regarding the adjustment or recovery of stock option awards in connection with the restatement of our financial statements, as our stock option awards have not been tied to the achievement of specific financial goals.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that corporations may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid to our executive officers generally is fully deductible for federal income tax purposes.

Accounting for Share-Based Compensation

Beginning on January 1, 2006, we began accounting for share-based compensation in accordance with the requirements of ASC 718, Compensation – Stock Compensation. This accounting treatment has not significantly affected our compensation decisions. The Compensation Committee takes into consideration the tax consequences of compensation to the named executive officers, but tax considerations are not a significant part of the company’s compensation policy.

These policies remained in place throughout 2012, and we expect to continue to follow them for the foreseeable future.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

There are no “interlocks,” as defined by the SEC, with respect to any member of the Compensation Committee. Max Link, Ph.D., Joseph Rubinfeld, Ph.D., Marvin R. Selter and Richard L. Wennekamp served as members of the Compensation Committee during 2012.

Summary Compensation Table

The following table presents summary information concerning all compensation paid or accrued by us for services rendered in all capacities during 2012, 2011 and 2010 by Steven A. Kriegsman and John Y. Caloz, who are the only individuals who served as our principal executive and financial officers during the year ended December 31, 2012, and our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2012:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($) (2)(4)	All Other Compensation ($)(3)	Total ($)
Steven A. Kriegsman
President and Chief Executive Officer	2012	700,000	150,000	655,000	13,700	1,518,700
	2011	700,000	150,000	342,000	10,000	1,202,000
	2010	650,000	450,000	564,750	10,000	1,674,750
John Y. Caloz
Chief Financial Officer and Treasurer	2012	340,000	75,000	131,000	—	546,000
	2011	335,000	45,000	45,600	—	425,600
	2010	325,000	25,000	37,650	—	387,650
Daniel Levitt, M.D., Ph.D.
Executive Vice President and Chief	2012	450,000	150,000	186,900	—	786,900
Medical Officer	2011	450,000	112,500	114,000	—	676,500
	2010	375,000	135,000	188,250	—	698,250

Benjamin S. Levin General Counsel,
General Counsel, Vice President — Legal	2012	340,000	75,000	131,000	—	546,000
Affairs and Secretary	2011	340,000	55,000	57,000	—	452,000
	2010	315,000	85,000	75,300	—	475,300
Scott Wieland, Ph.D.
Senior Vice President – Drug Development	2012	330,000	75,000	131,000	—	546,000
	2011	330,000	30,000	45,600	—	405,600
	2010	315,000	75,000	75,300	—	465,300
____________

(1)	Bonuses to the named executive officers reported above were paid in December of the applicable year.

(2)
The values shown in this column represent the aggregate grant date fair value of equity-based awards granted during the fiscal year, in accordance with ASC 718, “Share Based-Payment.”  The fair value of the stock options at the date of grant was estimated using the Black-Scholes option-pricing model, based on the assumptions described in Note 12 of the Notes to Financial Statements included in this Annual Report.

(3)
This amount represents life insurance premiums attributable to $1.4 million of coverage provided for Mr. Kriegsman as described in “Compensation Disclosure and Analysis - Retirement Plans, Perquisites and Other Personal Benefits.”

(4)	In the case of Dr. Levitt, this amount represents the aggregate grant date fair value of a restricted stock award granted during the fiscal year.

2012 Grants of Plan-Based Awards

In 2012, we granted stock options to our named executive officers under our 2008 Stock Incentive Plan as follows:

2012 Grants of Plan-Based Awards

Name	Grant Date	All Other Option Awards (# of CytRx Shares)		Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)
Steven A. Kriegsman	12/10/2012	500,000	(1)	$1.83	$655,000
President and Chief Executive Officer

John Y. Caloz	12/10/2012	100,000	(2)	$1.83	$131,000
Chief Financial Officer and Treasurer

Benjamin S. Levin	12/10/2012	100,000	(2)	$1.83	$131,000
General Counsel, Vice President — Legal Affairs and Secretary

Scott Wieland, Ph.D.	12/10/2012	100,000	(2)	$1.83	$131,000
Senior Vice President – Drug Development
____________

(1)
Options vest monthly over three years, provided that Mr. Kriegsman remains in our employ through such monthly vesting period, unless Mr. Kriegsman’s employment is terminated by us without “cause” or by Mr. Kriegsman for “good reason,” in which case they vest immediately.

(2)	Options vest monthly over three years, provided that such executive remains in our employ through such monthly vesting period.

We also granted to Dr. Levitt 100,000 shares of CytRx Corporation restricted stock, of which 50,000 shares will vest on June 30, 2013, and the remaining 50,000 shares will vest over the subsequent six months, provided that Dr. Levitt remains employed by us on each such date.  The shares of restricted stock granted to Dr. Levitt have a grant date fair value of $186,900.

2000 Long-Term Incentive Plan and 2008 Stock Incentive Plan

The purposes of our 2000 Long-Term Incentive Plan, or “2000 Plan,” and our 2008 Stock Incentive Plan, or “2008 Plan,” are to promote our success and enhance our value by linking the personal interests of our employees, officers, consultants and directors to those of our stockholders.

The 2000 Plan was originally adopted by our board of directors on August 24, 2000 and by our stockholders on June 7, 2001, and subsequently amended with the approval of our board of directors and our stockholders. On May 11, 2009, our board of directors approved an amendment to the 2000 Plan to allow for a one-time stock option re-pricing program for our employees.

The 2008 Plan was adopted by our board of directors on November 21, 2008 and by our stockholders on July 1, 2009.

2000 Plan Description

Set forth below is a summary of the 2000 Plan.  See the discussion of Proposals 2 and 3 in this proxy statement for a summary of the 2008 Plan.

Administration

The 2000 Plan is administered by the Compensation Committee of our board of directors. The Compensation Committee has the power, authority and discretion to:

•	designate participants;

•	determine the types of awards to grant to each participant and the number, terms and conditions of any award;

•
establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and make all other decisions and determinations that may be required under, or as the Compensation Committee deems necessary or advisable to administer, the Plan.

Awards under the 2000 Plan

The 2000 Plan expired on August 6, 2010, and thus no shares are available for future grant under the 2000 Plan.

Amendment

The Compensation Committee may amend any outstanding award under the 2000 Plan without the approval of the participants affected, except that no such amendment may diminish or impair the value of an award.

Holdings of Previously Awarded Equity

Equity awards held as of December 31, 2012 by each of our named executive officers were issued under our 2000 Plan and 2008 Plan. The following table sets forth outstanding equity awards held by our named executive officers as of December 31, 2012:

2012 Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of Securities Underlying Unexercised Options (#)
Name	Exercisable	Unexercisable		Option Exercise Price (3) ($)	Option Expiration Date
Steven A. Kriegsman	—	500,000	(1)	1.83	12/10/22
President and Chief Executive Officer	71,486	142,800	(1)	2.17	12/11/21
	71,443	35,700	(1)	7.07	12/14/20
	107,143	—	(1)	7.35	12/10/19
	42,857	—	(1)	2.59	11/21/18
	64,286	—	(1)	8.05	4/07/18
	50,000	—	(1)	8.05	4/18/17
	28,571	—	(1)	8.05	6/16/16
	42,857	—	(1)	5.53	5/17/15
	35,714	—	(2)	8.05	6/19/13
	107,143	—	(2)	8.05	6/20/13

John Y. Caloz	—	100,000	(1)	1.83	12/10/22
Chief Financial Officer and Treasurer	9,531	19,040	(1)	2.17	12/11/21
	4,764	2,379	(1)	7.07	12/14/20
	17,857	—	(1)	7.35	12/10/19
	7,143	—	(1)	2.10	01/02/19
	7,143	—	(2)	2.59	11/21/18
	3,571	—	(2)	8.05	04/07/18
	3,571	—	(2)	8.05	12/06/17
	10,714	—	(2)	8.05	10/26/17

Daniel Levitt, M.D., Ph.D.	—	100,000	(4)	n/a	n/a
Executive Vice President and Chief	23,829	47,600	(1)	2.17	12/11/21
Medical Officer	23,800	11,914	(1)	7.07	12/14/20
	71,429	—	(1)	7.42	10/11/19

Benjamin S. Levin	—	100,000	(1)	1.83	12/10/22
General Counsel, Vice President — Legal	11,914	23,800	(1)	2.17	12/11/21
Affairs and Secretary	9,529	4,757	(1)	7.07	12/14/20
	14,286	—	(1)	7.35	12/10/19
	14,286	—	(1)	2.59	11/21/18
	14,286	—	(1)	8.05	4/07/18
	14,286	—	(1)	8.05	4/18/17
	12,857	—	(1)	8.05	6/16/16
	21,429	—	(1)	5.53	5/17/15
	22,857	—	(2)	8.05	7/15/14

Scott Wieland, Ph.D.	—	100,000	(1)	1.83	12/10/22
Senior Vice President – Drug Development	9,531	19,040	(1)	2.17	12/11/21
	9,529	4,757	(1)	7.07	12/14/20
	14,286	—	(1)	7.35	12/10/19
	4,286	—	(2)	3.99	7/01/18
	7,143	—	(2)	2.59	11/21/18
	14,286	—	(2)	8.05	4/18/17
	3,571	—	(2)	8.05	12/06/17

(1)
These options vest in 36 equal monthly installments, subject to the option holder’s remaining in our continuous employ through such dates. If Mr. Kriegsman’s employment is terminated by us without “cause” or by Mr. Kriegsman for “good reason,” his unvested options will immediately vest in full.

(2)	These options vest in three annual installments, subject to the option holder’s remaining in our continuous employ through such dates.

(3)	The reported options with prices of $8.05 were re-priced to that exercise price on July 1, 2009.

(4)
Represents 100,000 shares of restricted common stock, of which 50,000 shares will vest on June 30, 2013 and the remaining 50,000 shares will vest in equal monthly installments over the subsequent six months, provided that Dr. Levitt remains employed by us on each such date.

Option Exercises and Stock Vested

There were no exercises of stock options by any of our named executive officers during 2012. No restricted stock held by any of our named executive officers vested during 2012.

Employment Agreements and Potential Payment upon Termination or Change in Control

Employment Agreement with Steven A. Kriegsman

Mr. Kriegsman is employed as our Chief Executive Officer and President pursuant to a fourth amended and restated employment agreement dated as of May 10, 2012 that expires on December 31, 2015. The employment agreement will automatically renew following the expiration date for an additional one-year period, unless either Mr. Kriegsman or we elect not to renew it.

Under his employment agreement as amended, Mr. Kriegsman is entitled to receive an annual base salary of $700,000. Our board of directors (or its Compensation Committee) will review the base salary annually and may increase (but not decrease) it in its sole discretion. In addition to his annual salary, Mr. Kriegsman is eligible to receive an annual bonus as determined by our board of directors (or its Compensation Committee) in its sole discretion, but not to be less than $150,000. Pursuant to his employment agreement with us, we have agreed that he shall serve on a full-time basis as our Chief Executive Officer and President and that he may continue to serve as Chairman of the Kriegsman Group only so long as necessary to complete certain current assignments.

Mr. Kriegsman is eligible to receive grants of options to purchase shares of our common stock. The number and terms of those options, including the vesting schedule, will be determined by our board of directors (or its Compensation Committee) in its sole discretion.

Under Mr. Kriegsman’s employment agreement, we have agreed that, if he is made a party, or threatened to be made a party, to a suit or proceeding by reason of his service to us, we will indemnify and hold him harmless from all costs and expenses to the fullest extent permitted or authorized by our certificate of incorporation or bylaws, or any resolution of our board of directors, to the extent not inconsistent with Delaware law. We also have agreed to advance to Mr. Kriegsman such costs and expenses upon his request if he undertakes to repay such advances if it ultimately is determined that he is not entitled to indemnification with respect to the same. These employment agreement provisions are not exclusive of any other rights to indemnification to which Mr. Kriegsman may be entitled and are in addition to any rights he may have under any policy of insurance maintained by us.

In the event we terminate Mr. Kriegsman’s employment without “cause” (as defined), or if Mr. Kriegsman terminates his employment with “good reason” (as defined), (i) we have agreed to pay Mr. Kriegsman a lump-sum equal to his salary and prorated minimum annual bonus through to his date of termination, plus his salary and minimum annual bonus for a period of two years after his termination date, or until the expiration of the amended and restated employment agreement, whichever is later, (ii) he will be entitled to immediate vesting of all stock options or other awards based on our equity securities, and (iii) he will also be entitled to continuation of his life insurance premium payments and continued participation in any of our health plans through to the later of the expiration of the amended and restated employment agreement or 24 months following his termination date. Mr. Kriegsman will have no obligation in such events to seek new employment or offset the severance payments to him by any compensation received from any subsequent reemployment by another employer.

Under Mr. Kriegsman’s employment agreement, he and his affiliated company, The Kriegsman Group, are to provide us during the term of his employment with the first opportunity to conduct or take action with respect to any acquisition opportunity or any other potential transaction identified by them within the biotech, pharmaceutical or health care industries and that is within the scope of the business plan adopted by our board of directors. Mr. Kriegsman’s employment agreement also contains confidentiality provisions relating to our trade secrets and any other proprietary or confidential information, which provisions shall remain in effect for five years after the expiration of the employment agreement with respect to proprietary or confidential information and for so long as our trade secrets remain trade secrets.

Potential Payment upon Termination or Change in Control for Steven A. Kriegsman

Mr. Kriegsman’s employment agreement contains no provision for payment to him in the event of a change in control of CytRx. If, however, a change in control (as defined in our 2000 Plan or our 2008 Plan) occurs during the term of the employment agreement, and if, during the term and within two years after the date on which the change in control occurs, Mr. Kriegsman’s employment is terminated by us without “cause” or by him for “good reason” (each as defined in his employment agreement), then, in addition to the severance benefits described above, to the extent that any payment or distribution of any type by us to or for the benefit of Mr. Kriegsman resulting from the termination of his employment is or will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, we have agreed to pay Mr. Kriegsman, prior to the time the excise tax is payable with respect to any such payment (through withholding or otherwise), an additional amount that, after the imposition of all income, employment, excise and other taxes, penalties and interest thereon, is equal to the sum of (i) the excise tax on such payments plus (ii) any penalty and interest assessments associated with such excise tax.

Employment Agreement with Daniel Levitt, M.D., Ph.D.

Daniel Levitt is employed as our Executive Vice President and Chief Medical Officer pursuant to an employment agreement dated as of January 1, 2013 that expires on December 31, 2013. Dr. Levitt is entitled under his employment agreement to receive an annual base salary of $525,000 and is eligible to receive an annual bonus as determined by our board of directors (or our Compensation Committee) in its sole discretion, but not to be less than $150,000. In the event we terminate Dr. Levitt’s employment without cause (as defined), we have agreed to pay him a lump-sum equal to his accrued but unpaid salary and vacation, plus an amount equal to six months’ salary under his employment agreement.

Employment Agreement with John Y. Caloz

John Y. Caloz is employed as our Chief Financial Officer and Treasurer pursuant to an employment agreement dated as of January 1, 2013 that expires on December 31, 2013. Mr. Caloz is entitled under his employment agreement to receive an annual base salary of $350,000 and is eligible to receive an annual bonus as determined by our board of directors (or our Compensation Committee) in its sole discretion.  In the event we terminate Mr. Caloz’s employment without cause (as defined), we have agreed to pay him a lump-sum equal to his accrued but unpaid salary and vacation, plus an amount equal to six months’ salary under his employment agreement.

Employment Agreement with Scott Wieland, Ph.D.

Scott Wieland is employed as our Senior Vice President — Drug Development pursuant to an employment agreement dated as of January 1, 2013 that expires on December 31, 2013. Dr. Wieland is paid an annual base salary of $350,000 and is eligible to receive an annual bonus as determined by our board of directors (or our Compensation Committee) in its sole discretion.  In the event we terminate Dr. Wieland’s employment without “cause” (as defined), we have agreed to pay him a lump-sum equal to his accrued but unpaid salary and vacation, plus an amount equal to six months’ base salary.

Employment Agreement with Benjamin S. Levin

Benjamin S. Levin is employed as our Vice President — Legal Affairs, General Counsel and Secretary pursuant to an employment agreement dated as of January 1, 2013 that expires on December 31, 2013. Mr. Levin is paid an annual base salary of $350,000 and is eligible to receive an annual bonus as determined by our board of directors (or our Compensation Committee) in its sole discretion.  In the event we terminate Mr. Levin’s employment without “cause” (as defined), we have agreed to pay him a lump-sum equal to his accrued but unpaid salary and vacation, plus an amount equal to six months’ base salary.

Quantification of Termination Payments and Benefits

The table below reflects the amount of compensation to each of our named executive officers in the event of termination of such executive’s employment without “cause” or his resignation for “good reason,” termination following a change in control and termination upon the executive’s death of permanent disability. The named executive officers are not entitled to any payments other than accrued compensation and benefits in the event of their voluntary resignation. The amounts shown in the table below assume that such termination was effective as of December 31, 2012, and thus includes amounts earned through such time, and are estimates only of the amounts that may be payable to the executives in connection with any such future event.  The actual amounts to be paid will be determined upon the occurrence of any of the events indicated.

Termination Payments and Benefits

		Termination w/o Cause or, for Steven A. Kriegsman, for Good Reason
Name	Benefit	Before Change in Control ($)	After Change in Control ($)	Death ($)	Disability ($)	Change in Control ($)
Steven A. Kriegsman	Severance Payment(4)	1,400,000	1,400,000	1,400,000	1,400,000	—
President and Chief	Stock Options (1)	—	—	—	—	—
Executive Officer	Health Insurance (2)	54,800	54,800	54,800	54,800	54,800
	Life Insurance	13,700	13,700	—	13,700	—
	Bonus	300,000	300,000	300,000	300,000	—
	Tax Gross Up (3)	—	—	—	—	—
John Y. Caloz	Severance Payment(4)	175,000	175,000	—	—	—
Chief Financial Officer	Stock Options (1)	—	—	—	—	—
Daniel Levitt, M.D., Ph.D.	Severance Payment(4)	262,500	262,500	—	—	—
Executive Vice President	Stock Options (1)	—	—	—	—	—
and Chief Medical
Officer
Benjamin S. Levin	Severance Payment	175,000	175,000	—	—	—
General Counsel, Vice	Stock Options (1)	—	—	—	—	—
President — Legal
Affairs and Secretary
Scott Wieland, Ph.D.	Severance Payment(4)	175,000	175,000	—	—	—
Senior Vice President –	Stock Options (1)	—	—	—	—	—
Drug Development
____________

(1)
Represents the aggregate value of stock options that vest and become exercisable immediately upon each of the triggering events listed as if such events took place on December 31, 2012, determined by the aggregate difference between the stock price as of December 31, 2012 and the exercise prices of the underlying options.

(2)	Represents two years of the cost as of December 31, 2012 for the family health benefits to be provided to Mr. Kriegsman.

(3)
Mr. Kriegsman’s employment agreement provides that if a change in control (as defined in our 2000 Plan or our 2008 Plan) occurs during the term of the employment agreement, and if, during the term and within two years after the date on which the change in control occurs, Mr. Kriegsman’s employment is terminated by us without “cause” or by him for “good reason” (each as defined in his employment agreement), then, to the extent that any payment or distribution of any type by us to or for the benefit of Mr. Kriegsman resulting from the termination of his employment is or will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, we will pay Mr. Kriegsman, prior to the time the excise tax is payable with respect to any such payment (through withholding or otherwise), an additional amount that, after the imposition of all income, employment, excise and other taxes, penalties and interest thereon, is equal to the sum of (i) the excise tax on such payments plus (ii) any penalty and interest assessments associated with such excise tax. Based on Mr. Kriegsman’s past compensation and the estimated payment that would result from a termination of his employment following a change in control, we have estimated that a gross-up payment would not be required. “Good reason” as defined in Mr. Kriegsman’s employment agreement includes any change in Mr. Kriegsman’s duties or title that are inconsistent with his position as Chief Executive Officer.

(4)	Severance payments are prescribed by our employment agreements with the named executive officers and represent a factor of their annual base compensation ranging from six months to two years.

Compensation of Directors

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our board of directors. Mr. Kriegsman currently receives no cash or stock-based compensation for his service as a director. In setting director compensation, we consider the significant amount of time that directors dedicate to the fulfillment of their director responsibilities, as well as the competency and skills required of members of our board. The directors’ current compensation schedule has been in place since May 2009. The directors’ annual compensation year begins with the annual election of directors at the annual meeting of stockholders.  The annual retainer year period has been in place for directors since 2003.  Our Compensation Committee and our board of directors may review our director compensation policies and, from time to time, makes changes to such policies based on various criteria the board deems relevant.

Our non-employee directors receive a quarterly retainer of $6,000 (plus an additional $12,500 for the Chairman of the Board, $5,000 for the Chairman of the Audit Committee, and $1,500 for the Chairmen of the Nomination and Governance Committee and the Compensation Committee), a fee of $3,000 for each board meeting attended ($750 for board actions taken by unanimous written consent), $2,000 for each meeting of the Audit Committee attended, and $1,000 for each other committee meeting attended. Non-employee directors who serve as the chairman of a board committee receive an additional $2,000 for each meeting of the Nomination and Governance Committee or the Compensation Committee attended and an additional $2,500 for each meeting attended of the audit committee. In May 2012, we granted stock options to purchase 7,143 shares of our common stock, and in December 2012, we granted stock options to purchase an additional 100,000 shares of our common stock, to each non-employee director at an exercise price equal to the current market value of our common stock on the date of grant. The options were vested, in full, upon grant.

The following table sets forth the compensation paid to our directors other than our Chief Executive Officer for 2012:

Director Compensation Table

Name (1)	Fees Earned or Paid in Cash ($) (2)	Option Awards ($) (3)(4)	Total ($)
Max Link, Ph.D., Chairman	105,250	175,450	280,700
Marvin R. Selter, Vice Chairman	93,250	175,450	268,700
Louis Ignarro, Ph.D., Director	46,500	175,450	221,950
Joseph Rubinfeld, Ph.D., Director	136,500	222,850	359,350
Richard L. Wennekamp, Director	72,250	175,450	247,700
____________

(1)
Steven A. Kriegsman does not receive additional compensation for his role as a director. For information relating to Mr. Kriegsman’s compensation as President and Chief Executive Officer, see the Summary Compensation Table above.

(2)	The amounts in this column represent cash payments made to non-employee directors for annual retainer fees, committee and/or chairmanship fees and meeting fees during the year.

(3)
In May 2012, we granted stock options to purchase 7,143 shares of our common stock, and in December 2012, we granted stock options to purchase an additional 100,000 shares of our common stock, to each non-employee director at an exercise price equal to the current market value of our common stock on the date of grant, which had an aggregate grant date fair value of $175,450 calculated in accordance with FASB ASC Topic 718. The amount recognized for these awards was calculated using the Black Scholes option-pricing model, and reflect grants under our 2008 Plan.

(4)
In December, 2012, we granted stock options to Dr. Rubinfeld to purchase 30,000 shares of our common shares at an exercise price equal to the current market value of our common stock on the date of grant, which had an aggregate grant date fair value of $47,400.

Joseph Rubinfeld, Ph.D. Consulting Agreement

On December 2, 2008, we entered into a written consulting agreement with Joseph Rubinfeld, Ph.D., under which Dr. Rubinfeld agrees to serve as our Chief Scientific Advisor. In exchange, we granted to Dr. Rubinfeld under our 2008 Stock Incentive Plan a ten-year stock option to purchase up to 50,000 shares of our common stock at an exercise price of $2.45 per share, which equaled the market price of our common stock as of the grant date. The fair value of this option grant was $116,900. The stock option vested immediately upon grant as to 7,143 of the option shares and vested as to the remaining option shares in 36 equal monthly installments, and is now fully vested. The consulting agreement is terminable at any time by either party upon notice to the other party.

On December 10, 2012, we entered into an amendment to our written consulting agreement with Dr. Rubinfeld, Ph.D. to provide for the one-time grant to Dr. Rubinfeld under our 2008 Plan of an option to purchase 30,000 shares of our common stock at an exercise price of $1.83 per share, which was equal to the market price of our common stock on the grant date.  The option has a term of ten years and is fully vested.  The fair value of this option grant was $47,400.

Code of Ethics

We have adopted a Code of Ethics applicable to all employees, including our principal executive officer, principal financial officer and principal accounting officer, a copy of which is available on our website at www.cytrx.com. We will furnish, without charge, a copy of our Code of Ethics upon request. Such requests should be directed to Attention: Corporate Secretary, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California, or by telephone at 310-826-5648.

Board Leadership Structure

Our board of directors has placed the responsibilities of Chairman with an independent non-employee member of the board, which we believe provides better accountability between the board and our management team.  We believe it is beneficial to have an independent Chairman whose sole responsibility to us is guiding our board members as they provide leadership to our executive team.  Our Chairman is responsible for communication among the directors, setting the board meeting agendas in consultation with the President and Chief Executive Officer and presiding at board meetings, executive sessions and stockholder meetings.  This delineation of duties allows the President and Chief Executive Officer to focus his attention on managing the day-to-day business of the company.  We believe this structure provides strong leadership for our board, while positioning our President and Chief Executive Officer as the leader of the company in the eyes of our employees and other stakeholders.

Board of Directors’ Role in Risk Oversight

In connection with its oversight responsibilities, our board of directors, including the Audit Committee, periodically assesses the significant risks that we face.  These risks include, but are not limited to, financial, technological, competitive, and operational risks. Our board of directors administers its risk oversight responsibilities through our Chief Executive Officer and Chief Financial Officer, who review and assess the operations of our business as well as operating management’s identification, assessment and mitigation of the material risks affecting our operations.

PROPOSALS 2 AND 3

APPROVAL OF THIRD AND FOURTH AMENDMENTS TO
THE CYTRX CORPORATION 2008 STOCK INCENTIVE PLAN

On November 21, 2008, our board of directors adopted the CytRx Corporation 2008 Stock Incentive Plan, which we refer to as the “2008 Plan.”  The adoption of the 2008 Plan was approved by our stockholders at the 2009 annual meeting of stockholders held on July 1, 2009.  In 2012, our board of directors and our stockholders approved amendments to the 2008 Plan to fix he aggregate number of shares subject to the 2008 Plan and the Section 162(m) limitation at 5,000,000 shares and 500,000 shares, respectively, after giving effect to a 1-for-7 reverse stock split of our outstanding common stock effected in 2012.  Prior to the reverse stock split, the aggregate number of shares of our common subject to the 2008 Plan was 10,000,000 shares.

On May 3, 2013, our board of directors, adopted, subject to approval by our stockholders, amendments to the 2008 Plan to (i) fix at 10,000,000 the aggregate number of shares of our common stock subject to the 2008 Plan shares and (ii) increase the limitation on awards of stock options during any twelve-month period to any one participant, which we refer to as the “Section 162(m) limitation,” to 1,000,000 shares.  We are asking for your approval of these two amendments, which are presented separately.

Copies of the amendments are included as Annexes A and B, respectively, to this Proxy Statement.  The amendments make no other changes to the 2008 Plan. No employee, director or consultant has been selected to receive an award under these amendments and no term or condition of any such award has been determined.

Proposal 3 - Third Amendment to 2008 Plan

As of May 17, 2013, there were approximately 2.5 million shares previously issued or subject to outstanding awards under the 2008 Plan and approximately 2.5 million shares were available for future issuance under the 2008 Plan.

The third amendment to the 2008 Plan increases the aggregate number of shares of our common stock set aside and reserved for issuance under the 2008 Plan to 10,000,000 shares, including shares previously issued or subject to the outstanding awards under the 2008 Plan.  If our stockholders approve Proposal 3, we may make awards of up to 7.5 million additional shares under the 2008 Plan as described below in this section under “2008 Plan Description.”

Our board of directors believes that the grant of options and other stock awards is an important incentive for the company’s employees, officers and directors.  Our board anticipates, therefore, that our needs under the 2008 Plan over the next several years will exceed the number of shares of common stock that would be available if Proposal 2 is not adopted.

Proposal 4 – Fourth Amendment to 2008 Plan

At present under the 2008 Plan, the maximum number of shares subject to stock options that may be awarded under the 2008 Plan in any twelve-month period to any one participant, which we refer to as the “Section 162(m) limitation,” is 500,000 shares.  The current Section 162(m) limitation was established in connection with the adoption of the 2008 Plan.  The fourth amendment to the 2008 Plan increases the Section 162(m) limitation to 1,000,000 shares.

The purpose of this amendment is to afford us additional flexibility under the Plan to make grants of stock options without limiting the deductibility of the non-cash expense associated with stock option awards in excess of the current Section 162(m) limitation.

Plan Benefits

The table below presents the number of shares of our common stock underlying options that have been previously granted under the 2008 Plan to our current executive officers, current other employees and current non-employee directors:

Number of Shares of Common Stock Underlying Options Granted

Name and Position	Number of Shares of Common Stock Underlying Options Granted
Steven A. Kriegsman, President and Chief Executive Officer and Director	928,572
John Y. Caloz, Chief Financial Officer	135,714
Benjamin S. Levin, General Counsel, Vice President – Legal Affairs and Corporate Secretary	150,000
Dan Levitt, M.D., Ph.D., Chief Medical Officer	107,143
Scott Wieland, Ph.D., Vice President, Clinical and Regulatory Affairs	142,857
Max Link, Chairman of the Board	114,286
Marvin Selter, Director	114,286
Louis Ignarro, Ph.D., Director	114,286
Joseph Rubinfeld, Ph.D., Director	194,286
Richard Wennekamp, Director	114,286
Executive Officers as a Group	1,464,286
Non-Executive Officer Employees as a Group	381,682
Non-Employee Directors as a Group	651,430

2008 Plan Description

Following is a summary of the 2008 Plan.

Purpose

Our board of directors adopted the 2008 Plan to provide a means by which employees, directors and consultants of CytRx and our affiliates may be given an opportunity to benefit from increases in value of our common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our own interests by offering them opportunities to acquire common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses.  All of our approximately 15 current employees, directors and consultants are eligible to participate in the 2008 Plan.

Administration

Unless it delegates administration to a committee as described below, our board will administer the 2008 Plan.  Subject to the provisions of the 2008 Plan, the board has the power to construe and interpret the 2008 Plan and to determine the persons to whom and the dates on which awards will be granted, what types or combinations of types of awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price or purchase price of each award, the types of consideration permitted to exercise or purchase each award and other terms of the awards.  Moreover, notwithstanding anything to the contrary in the 2008 Plan, the board has no authority to: (i) reprice any outstanding Stock Awards under the 2008 Plan, (ii) cancel and re-grant any outstanding Stock Awards under the 2008 Plan; or (iii) effect any other action that is treated as a repricing for financial accounting purposes.

The board has the power to delegate administration of the 2008 Plan to a committee composed of one or more directors.  In the discretion of the board, a committee may consist solely of two or more “Outside Directors” or two or more “Non-Employee Directors” (as such terms are defined in the 2008 Plan).  Within the scope of such authority, the board or the committee may (1) delegate to a committee of one or more directors who are not Outside Directors the authority to grant awards to eligible persons who are either (a) not then “Covered Employees” (as such term is defined in the 2008 Plan) and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom CytRx wishes to comply with Section 162(m) of the Code or (2) delegate to a committee of one or more directors who are not Non-Employee Directors the authority to grant awards to eligible persons who are not then subject to Section 16 of the Securities Exchange Act of 1934.

Our board has delegated administration of the 2008 Plan to the Compensation Committee of the board.  As used in this section with respect to the 2008 Plan, references to the “board” include the Compensation Committee or any other committee to which the board has delegated administration of the 2008 Plan.

Stock Subject to the 2008 Plan

Subject to the provisions of subsection 11(a) of the 2008 Plan relating to adjustments upon changes in common stock, an aggregate of 5,000,000 shares of common stock currently is set aside and reserved for issuance pursuant to outstanding awards under the 2008 Plan or future awards under the 2008 Plan.  If the third amendment to the 2008 Plan described in Proposal 2 is approved at the Annual Meeting, the aggregate number of shares of common stock set aside and reserved for issuance under the 2008 Plan will be fixed at 10,000,000 shares.

If awards granted under the 2008 Plan expire or otherwise terminate without being exercised in full, the shares of common stock not acquired pursuant to such awards will again become available for issuance under the 2008 Plan.  If shares of common stock issued pursuant to awards under the 2008 Plan are forfeited to or repurchased by us, the forfeited or repurchased stock will again become available for issuance under the 2008 Plan.

If shares of common stock subject to an award are not delivered to a participant because such shares are withheld for payment of taxes incurred in connection with the exercise of an option, or the issuance of shares under a stock bonus award or restricted stock award, or the award is exercised through a reduction of shares subject to the award (“net exercised”), then the number of shares that are not delivered will not again be available for issuance under the 2008 Plan.  In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the shares tendered will not again be available for issuance under the 2008 Plan.

Eligibility

Incentive stock options may be granted under the 2008 Plan only to employees of CytRx and its affiliates.  Employees, directors and consultants of both CytRx and its affiliates are eligible to receive all other types of awards under the 2008 Plan.

No incentive stock option may be granted under the 2008 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of CytRx or any affiliate of CytRx, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant.  In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by any optionholder during any calendar year (under the 2008 Plan and any other such plans of CytRx and its affiliates) may not exceed $100,000.

Subject to the provisions of Section 11 of the 2008 Plan relating to adjustments upon changes in the shares of common stock, no employee may be granted options under the 2008 Plan exercisable for more than 500,000 shares of common stock during any twelve-month period, which we refer to as the “Section 162(m) limitation.”  If the fourth amendment to the 2008 Plan described in Proposal 3 is approved at the Annual Meeting, the Section 162(m) limitation will be fixed at 1,000,000 shares of common stock.

A consultant is not eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act of 1933 is not available to register either the offer or the sale of our securities to such consultant because of the nature of the services that the consultant is providing to us, or because the consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless we determine both (i) that such grant (A) shall be registered in another manner under the Securities Act or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

Terms of Options

Options may be granted under the 2008 Plan pursuant to stock option agreements.  The following is a description of the permissible terms of options under the 2008 Plan.  Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than the fair market value of the common stock subject to the option on the date of grant.

The exercise price of options granted under the 2008 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the board, (i) by delivery of other CytRx common stock, (ii) pursuant to a deferred payment arrangement, (iii) pursuant to a net exercise arrangement, (iv) pursuant to a cashless exercise as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve board, or (v) in any other form of legal consideration acceptable to the board.

Vesting

Options granted under the 2008 Plan may become exercisable in cumulative increments, or “vest,” as determined by the board. Our board has the power to accelerate the time as of which an option may vest or be exercised.

Tax Withholding

To the extent provided by the terms of an option agreement, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing CytRx to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned CytRx common stock or by a combination of these means.

Term

The maximum term of options under the 2008 Plan is ten years, except that in certain cases (see “Eligibility”) the maximum term is five years. Options awarded under the 2008 Plan generally will terminate three months after termination of the participant’s service unless: (i) such termination is due to the participant’s permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any period of time ending on the earlier of 12 months following such termination, or the expiration of the term of the option as set forth in the option agreement; (ii) the participant dies before the participant's service has terminated or within the period (if any) specified in the stock option agreement after termination of such service for a reason other than death, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death), by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution, within the period ending on the earlier of the date 18 months following the participant’s death or the expiration of the term of the option as set forth in the option agreement; or (iii) the option, by its terms, specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

Restrictions on Transfer

The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The board may grant nonstatutory stock options that are transferable to the extent provided in the stock option agreement. Otherwise, the same restrictions on transfer applicable to incentive stock options apply to nonstatutory stock options.

Terms of Stock Bonus Awards and Restricted Stock Awards

Stock bonus awards may be granted under the 2008 Plan pursuant to stock bonus agreements. Restricted stock awards may be granted under the 2008 Plan pursuant to restricted stock purchase agreements.

Payment

Our board determines the purchase price under a restricted stock purchase agreement, but the purchase price may not be less than the par value, if any, of the common stock on the date such award is made or at the time the purchase is consummated. Our board may award stock bonuses in consideration of past services without a purchase payment.

The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 2008 Plan must be paid either in cash at the time of purchase or, at the discretion of the board, (i) pursuant to a deferred payment arrangement or (ii) in any other form of legal consideration acceptable to the board; provided, however, that payment of the par value of the restricted stock may not be made by deferred payment.

Vesting

Shares of stock awarded under the stock bonus agreement may, but need not, be subject to a repurchase option in favor of CytRx in accordance with a vesting schedule as determined by the board.  Unless the stock bonus agreement provides otherwise, all shares subject to the agreement will become fully vested upon the occurrence of a “Corporate Transaction” (as such term is defined in the 2008 Plan) pursuant to subsection 11(c) of the 2008 Plan.  Shares of stock acquired under the restricted stock purchase agreement may, but need not, be subject to forfeiture to CytRx or be subject to other restrictions that will lapse in accordance with a vesting schedule to be determined by the board.  Unless the stock purchase agreement otherwise provides, all restricted shares subject to the agreement will become fully vested upon the occurrence of a Corporate Transaction pursuant to subsection 11(c) of the 2008 Plan.

The board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 2008 Plan.

Termination of Service

Upon termination of a participant’s service, CytRx may reacquire any shares of stock that have not vested as of such termination under the terms of the stock bonus agreement.  CytRx will not exercise its repurchase option until at least six months (or such longer or shorter period of time required to avoid a change to earnings for financial accounting purposes) have elapsed following receipt of the stock bonus unless otherwise specifically provided in the stock bonus agreement.

Upon termination of a participant’s service, any or all of the shares of common stock held by the participant that have not vested as of the date of termination under the terms of the restricted stock purchase agreement will be forfeited to CytRx in accordance with the restricted stock purchase agreement.

Restrictions on Transfer

Rights under a stock bonus agreement or restricted stock purchase agreement may not be transferred, except where such transfer is expressly authorized by the terms of the applicable stock bonus agreement or restricted stock purchase agreement.

Adjustment Provisions

At present under the 2008 Plan, if any change is made to the outstanding shares of common stock without CytRx’s receipt of consideration (whether through merger, consolidation, reorganization, stock dividend or stock split, or other specified change in the capital structure of the company), appropriate adjustments will be made in the class and maximum number of shares of common stock subject to the 2008 Plan and outstanding awards. In any such event, the 2008 Plan will be appropriately adjusted in the class and maximum number of shares of common stock subject to the 2008 Plan and the Section 162(m) limitation, and outstanding awards will be adjusted in the class, number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Transactions

In the event of (i) a sale, lease or other disposition of all or substantially all of CytRx’s capital stock or assets, (ii) a merger or consolidation of CytRx in which CytRx is not the surviving corporation or (iii) a reverse merger in which CytRx is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, any surviving or acquiring corporation may assume awards outstanding under the 2008 Plan or may substitute similar awards.  Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

The 2008 Plan provides that, in the event of a dissolution or liquidation of CytRx, all outstanding awards under the 2008 Plan will terminate prior to such event and shares of bonus stock and restricted stock subject to CytRx’s repurchase option or to forfeiture may be repurchased by CytRx or forfeited, notwithstanding whether the holder of such stock is still providing services to CytRx.

Duration, Amendment and Termination

The board may suspend or terminate the 2008 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2008 Plan will terminate on November 20, 2018.

The board may amend the 2008 Plan at any time, and from time to time.  However, except as provided in Section 11 of the 2008 Plan relating to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 under the Securities Exchange Act of 1934 or any securities exchange listing requirements.

Our board may submit any other amendment to the 2008 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain executive officers.

Federal Income Tax Information

The following is a summary of the principal United States federal income tax consequences to the participant and us with respect to participation in the 2008 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options

There will be no federal income tax consequences to either us or the participant upon the grant of an incentive stock option.  Upon exercise of the option, the excess of the fair market value of the stock over the exercise price (the “spread”) will be added to the alternative minimum tax base of the participant unless a disqualifying disposition is made in the year of exercise.  A disqualifying disposition is the sale of the stock prior to the expiration of two years from the date of grant and one year from the date of exercise.  If the shares of common stock are disposed of in a disqualifying disposition, the participant will realize taxable ordinary income in an amount equal to the spread at the time of exercise, and we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a federal income tax deduction equal to such amount. If the participant sells the shares of common stock after the specified periods, the gain or loss on the sale of the shares will be long-term capital gain or loss and we will not be entitled to a federal income tax deduction.

Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses

Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the 2008 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or us by reason of the grant.  Upon acquisition of the stock, the participant will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to “a substantial risk of forfeiture” (as defined in Section 83 of the Code), the taxable event will be delayed until the forfeiture provision lapses unless the participant elects to be taxed on receipt of the stock by making a Section 83(b) election within 30 days of receipt of the stock. If such election is not made, the participant generally will recognize income as and when the forfeiture provision lapses, and the income recognized will be based on the fair market value of the stock on such future date. On that date, the participant’s holding period for purposes of determining the long-term or short-term nature of any capital gain or loss recognized on a subsequent disposition of the stock will begin. If a participant makes a Section 83(b) election, the participant will recognize ordinary income equal to the difference between the stock’s fair market value and the purchase price, if any, as of the date of receipt and the holding period for purposes of characterizing as long-term or short-term any subsequent  gain or loss will begin at the date of receipt.

With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income with respect to the stock. Such gain or loss will be long-term or short-term depending on whether the stock has been held for more than one year.

Stock Bonus Awards

Upon receipt of a stock bonus award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares.  We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a stock bonus award are unvested and subject to reacquisition or repurchase by CytRx in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when CytRx’s reacquisition or repurchase right lapses, an amount equal to the excess of the fair market value of the shares on the date the reacquisition or repurchase right lapses over the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of the fair market value of the shares on the date of issuance, over the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the reacquisition or repurchase right lapses.

Upon disposition of the stock acquired upon the receipt of a stock bonus award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to a Covered Employee in a taxable year to the extent that compensation to such Covered Employee exceeds $1 million.  It is possible that compensation attributable to awards, when combined with all other types of compensation received by a Covered Employee from CytRx, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a committee solely comprising Outside Directors and, among other things, the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant.  The 2008 Plan is designed to comply with this exception from the deduction limitation under Section 162(m).

Awards to purchase restricted stock and stock bonus awards under the 2008 Plan will not qualify as performance-based compensation under the Treasury Regulations issued under Section 162(m).

Vote Required

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on each of Proposals 2 and 3 at the Annual Meeting is required for approval of such proposal.

Recommendation of the board of directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF BOTH THE THIRD AND FOURTH AMENDMENTS TO THE CYTRX CORPORATION 2008 STOCK INCENTIVE PLAN DESCRIBED IN PROPOSALS 2 AND 3.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 entitles our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

Please refer to the discussion under “Executive Compensation” for a description of the compensation of our named executive officers.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which include the compensation disclosed under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the related narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation policies and practices described in this Proxy Statement.

This vote is advisory in nature and therefore not binding on us, our Compensation Committee or our board of directors.  Our board and our Compensation Committee, however, value the opinions of our stockholders.  To the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider the stockholders’ concerns, and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on Proposal 4 at the Annual Meeting is required for advisory approval of the proposal.

Recommendation of the board of directors

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Appointment of BDO USA, LLP (“BDO”)

BDO currently serves as our independent registered public accounting firm and has audited our financial statements for each of the years ended December 31, 2012, 2011 and 2010. BDO does not have and has not had any financial interest, direct or indirect, in CytRx, and does not have and has not had any connection with CytRx except in its professional capacity as our independent auditors.

Our Audit Committee has reappointed BDO to serve as our independent registered public accounting firm for the year ending December 31, 2013. The ratification by our stockholders of the appointment of BDO is not required by law or by our Restated Bylaws. Our board of directors, consistent with the practice of many publicly held corporations, is nevertheless submitting this appointment for ratification by the stockholders. If this appointment is not ratified at the Annual Meeting, the Audit Committee intends to reconsider its appointment of BDO. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Committee determines that such a change would be in the best interests of CytRx and its stockholders.

Any material non-audit services to be provided by BDO are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm’s independence and there are cost or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers.

We expect that representatives of BDO will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees

The fees for 2012 and 2011 from BDO for professional services rendered for the audit of our annual consolidated financial statements and internal controls over financial reporting, the review of quarterly financial statements and of our shelf-Registration Statements on Form S-3 and related matters were $376,300 and $347,000, respectively.

Tax Fees

The aggregate fees billed by BDO for professional services for tax compliance, tax advice and tax planning were $22,325 and $23,325 for 2012 and 2011, respectively.

All Other Fees

No other services were rendered by BDO for 2012 and 2011.

Pre-Approval Policies and Procedures

It is the policy of our Audit Committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by our Audit Committee. Our Audit Committee pre-approved all services, audit and non-audit, provided to us by BDO for 2012 and 2011.

Vote Required

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on this proposal at the Annual Meeting is required for approval of this proposal.

Recommendation of Our board of directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

Any proposal which a stockholder intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 at our next Annual Meeting of Stockholders to be held in 2013 must be received by us on or before January 17, 2014.  Notice of stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by us after that date. Only proper proposals under Rule 14a-8 which are timely received will be included in the Proxy Statement in 2013.

OTHER MATTERS

Expenses of Solicitation

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail, but also may be made by telephone or in person. We and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. These persons will not be compensated for these solicitation activities.

We have engaged Alliance Advisors to assist in the solicitation of proxies.  We will pay a fee of $7,500 plus reasonable out-of-pocket charges and a flat fee of $5.00 per outbound proxy solicitation call.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward our proxy materials to their principals and to obtain their authority to execute proxies and voting instructions and will reimburse them for their reasonable expenses.

Delivery of Proxy Materials to Households

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this notice and proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written request to us at CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, Attention: Corporate Secretary, or by telephone at 310-826-5648, we will promptly deliver without charge, upon oral or written request, a separate copy of the proxy material to any stockholder residing at an address to which only one copy was mailed. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies upon written or oral request to us at the address and telephone number stated above.

Miscellaneous

Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

Annual Report

Accompanying this Proxy Statement is a letter of transmittal from our President and Chief Executive Officer, along with a copy of our Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2012 filed with the SEC. These accompanying materials constitute our annual report to stockholders. We will provide, without charge upon written request, a further copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules.  Copies of the Form 10-K exhibits also are available without charge. Stockholders who would like such copies should direct their requests in writing to: CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, Attention: Corporate Secretary.

By Order of the board of directors

/s/ BENJAMIN S. LEVIN

Benjamin S. Levin
Corporate Secretary
May 17, 2013

ANNEX A

Form of Third Amendment to CytRx Corporation 2008 Stock Incentive Plan

Section 4(a) of the CytRx Corporation 2008 Stock Incentive Plan shall be amended and restated to read in its entirety as follows:

“(a)           Share Reserve.  Subject to the provisions of Section 11(a) relating to adjustments upon changes in Common Stock, the shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate 10,000,000 shares of Common Stock.”

A-1

ANNEX B
Form of Fourth Amendment to CytRx Corporation 2008 Stock Incentive Plan

Section 5(c) of the CytRx Corporation 2008 Stock Incentive Plan of CytRx Company shall be amended to read in its entirety as follows:

“(c)           Section 162(m) Limitation.  Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than 1,000,000 shares of Common Stock during any twelve-month period.”

B-1

PROXY
CytRx Corporation

11726 San Vicente Boulevard, Suite 650,Los Angeles, California 90049
Annual Meeting of Stockholders

The undersigned stockholder of CytRx Corporation (the “Company”) hereby revokes all prior proxies and constitutes and appoints Steven A. Kriegsman and Benjamin S. Levin, or either one of them, as proxy and attorney-in-fact, each with full power of substitution, to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Hotel Bel Air, 701 Stone Canyon Road, Los Angeles, California at 10:00 A.M., local time, on Thursday, July 11, 2013, and at any postponement or adjournment thereof (the “Annual Meeting”), upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated May 17, 2013, the receipt of which is acknowledged, in the manner specified below:

1.
Election of Directors. On the Company’s proposal to elect as directors the following nominees for Class I director to serve until the 2016 Annual Meeting of Stockholders of the Company and until his respective successor is duly elected and qualified:

Louis Ignarro, Ph.D.                                   For ☐                   Withhold Authority ☐
Joseph Rubinfeld, Ph.D.                                                For ☐                           Withhold Authority ☐

2.
Third Amendment to 2008 Stock Incentive Plan.  On the proposal to approve an amendment to our 2008 Stock Incentive Plan to fix at 10,000,000 the aggregate number of shares of our common stock subject to the 2008 Plan:

For         ☐           Against                      ☐           Abstain                      ☐

3.	Fourth Amendment to 2008 Stock Incentive Plan. On the proposal to approve an amendment to our 2008 Stock Incentive Plan to increase the “Section 162(m) limitation” to 1,000,000 shares:

For         ☐           Against                      ☐           Abstain                      ☐

4.	Advisory Vote on Executive Compensation. On the proposal for an advisory vote to approve the compensation of our named executive officers as disclosed in the Proxy Statement:

For         ☐           Against                      ☐           Abstain                      ☐

5.
Appointment of Independent Registered Public Accounting Firm. On the proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

For         ☐           Against                      ☐           Abstain                      ☐

This Proxy, if properly executed and returned prior to the Annual Meeting, will be voted in the manner directed above. If no direction is made, this Proxy will be voted “FOR” each of Proposals 1-5 and in the proxy holder’s discretion on all other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign this Proxy exactly as your name appears on your stock certificate and date it below. Where shares are held jointly, each stockholder must sign. When signing as executor, administrator, trustee, or guardian, please give your full title as such. If a corporation, please sign using the full corporate name by president or other authorized officer, indicating the officer’s title. If a partnership, please sign in the partnership’s name by an authorized person.

Shares Held:

Signature of Stockholder                                                                                                Signature of Stockholder (if held jointly)

Dated:                                           , 2013                                           Dated:                                           , 2013

THIS PROXY IS SOLICITED ON BEHALF OF CYTRX CORPORATION’S BOARD OF
DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.